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                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                      among

                          AMERICAN PAD & PAPER COMPANY,
                            as Debtor-in-Possession,

                              WR ACQUISITION, INC.,
                            as Debtor-in-Possession,
                 AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.,
                            as Debtor-in-Possession,

                        THE SUBSIDIARIES OF THE BORROWER,
                         each as a Debtor-in-Possession,
                          VARIOUS LENDING INSTITUTIONS,
                             BANKERS TRUST COMPANY,
                                    as Agent,

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent

                                       and

                         DEUTSCHE BANK SECURITIES INC.,
                                   as Arranger

                        --------------------------------
                                January 18, 2000

                        --------------------------------

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.     Amount and Terms of Credit....................................2
      1.1      Commitments...................................................2
      1.2      Minimum Borrowing Amounts, etc................................4
      1.3      Notice of Borrowing...........................................5
      1.4      Disbursement of Funds.........................................6
      1.5      Notes.........................................................6
      1.6      [Intentionally Omitted].......................................8
      1.7      Pro Rata Borrowings...........................................8
      1.8      Interest......................................................8
      1.9      [Intentionally Omitted].......................................9
      1.10     Increased Costs...............................................9
      1.11     [Intentionally Omitted].......................................9
      1.12     Change of Lending Office......................................9
      1.13     [Intentionally Omitted]......................................10
      1.14     Priority and Liens...........................................10
      1.15     Payment of Obligations.......................................12
      1.16     No Discharge; Survival of Claims.............................12

SECTION 2.     Letters of Credit............................................12
      2.1      Letter of Credit.............................................12
      2.2      Letter of Credit Requests; Notice of Issuance................14
      2.3      Agreement to Repay Letter of Credit Drawings.................14
      2.4      Letter of Credit Participations..............................15
      2.5      Increased Costs..............................................18

SECTION 3.     Fees; Commitments............................................18
      3.1      Fees.........................................................18
      3.2      Voluntary Termination or Reduction of Total Unutilized
               Revolving Loan Commitment....................................20
      3.3      Mandatory Reduction of Commitments...........................20

SECTION 4.     Payments.....................................................21
      4.1      Voluntary Prepayments........................................21
      4.2      Mandatory Prepayments; Cash Collateralization................22
      4.3      Method and Place of Payment..................................23
      4.4      Net Payments.................................................24

SECTION 5.     Conditions Precedent.........................................26
      5.1      Conditions Precedent to Credit Events on the Initial
               Borrowing Date...............................................26
      5.2      Conditions Precedent to All Credit Events....................31
      5.3      Conditions Precedent to Term Loans...........................34
SECTION 6.     Representations, Warranties and Agreements...................34
      6.1      Corporate Status.............................................35
      6.2      Corporate Power and Authority................................35
      6.3      No Violation.................................................35

      6.4      Litigation...................................................36
      6.5      Use of Proceeds; Margin Regulations..........................36
      6.6      Governmental Approvals.......................................37
      6.7      Investment Company Act.......................................37
      6.8      Public Utility Holding Company Act...........................37
      6.9      True and Complete Disclosure.................................37
      6.10     Financial Condition; Financial Statements....................37
      6.11     [Intentionally Omitted]......................................38
      6.12     Transaction..................................................38
      6.13     Special Purpose Corporations.................................39
      6.14     Compliance with ERISA........................................39
      6.15     Capitalization...............................................40
      6.16     Subsidiaries.................................................41
      6.17     Intellectual Property........................................41
      6.18     Compliance with Statutes, etc................................42
      6.19     Environmental Matters........................................42
      6.20     Properties...................................................43
      6.21     Labor Relations..............................................43
      6.22     Tax Returns and Payments.....................................43
      6.23     Existing Indebtedness........................................44
      6.24     Senior Subordinated Notes....................................44
      6.25     Year 2000 Compliance.........................................44
      6.26     Common Officers, etc.........................................45
      6.27     Interim and Final Orders.....................................45
      6.28     Accounts Receivable Facility Purchase Agreement..............45

SECTION 7.     Affirmative Covenants........................................45
      7.1      Information Covenants........................................46
      7.2      Books, Records and Inspections...............................52
      7.3      Insurance....................................................52
      7.4      Payment of Taxes.............................................52
      7.5      Corporate Franchises.........................................53
      7.6      Compliance with Statutes, etc................................53
      7.7      Compliance with Environmental Laws...........................53
      7.8      ERISA........................................................54
      7.9      Good Repair..................................................55
      7.10     End of Fiscal Years; Fiscal Quarters.........................55
      7.11     Additional Security; Further Assurances......................55
      7.12     Register.....................................................57
      7.13     [Intentionally Omitted]......................................57
      7.14     Contributions; Payments......................................57
      7.15     [Intentionally Omitted]......................................57
      7.16     Consultants..................................................58
      7.17     Payment of Obligation........................................58
      7.18     Cash Collateral Account......................................58
      7.19     Operations of Ampad Division.................................59
      7.20     Corporate Overhead Reduction.................................59
      7.21     Operations of Forms and Creative Cards Divisions.............59
      7.22     Crisis Manager...............................................59
      7.23     Appraisal....................................................59
      7.24     Collateral Access Agreements.................................60

SECTION 8.     Negative Covenants...........................................60
      8.1      Changes in Business..........................................60
      8.2      Consolidation, Merger, Sale or Purchase of Assets, etc.......61
      8.3      Liens........................................................63
      8.4      Indebtedness.................................................65
      8.5      Designated Senior Debt.......................................66
      8.6      Advances, Investments and Loans..............................66
      8.7      Dividends, etc...............................................68
      8.8      Transactions with Affiliates.................................69
      8.9      Capital Expenditures.........................................70
      8.10     Minimum Consolidated EBITDA..................................70
      8.11     Maximum Inventory Amount.....................................70
      8.12     [Intentionally Omitted]......................................70
      8.13 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of
               Incorporation, By-Laws and Certain Other Agreements;
               Issuances of Capital Stock; etc..............................70
      8.14     Limitation on Certain Restrictions on Subsidiaries...........71
      8.15     Limitation on the Creation of Subsidiaries...................72
      8.16     [Intentionally Omitted]......................................72
      8.17     Additional Bank Accounts.....................................72
      8.18     Securities Accounts..........................................72
      8.19     Chapter 11 Claims............................................72
      8.20     Use of Proceeds..............................................73
      8.21     Prepetition Payments.........................................73
      8.22     Employment Matters...........................................73
      8.23     Leases.......................................................73
      8.24     Reclamation Claims; Bankruptcy Code " 546(g) Agreements......74
      8.25     Excess Cash..................................................74
      8.26     Refinancing of Revolving Loans...............................74

SECTION 9.     Events of Default............................................74
      9.1      Payments.....................................................74
      9.2      Representations, etc.........................................75
      9.3      Covenants....................................................75
      9.4      Default Under Other Agreements...............................75
      9.5      Bankruptcy, etc..............................................75
      9.6      ERISA........................................................77
      9.7      Security Documents...........................................77
      9.8      Guaranties...................................................78
      9.9      Judgments....................................................78
      9.10     Ownership....................................................78
      9.11     Environmental Violations.....................................78
      9.12     Net Cash Flow Deviation......................................78
      9.13     Disbursements Deviation......................................78
      9.14     Material Adverse Effect......................................78

SECTION 10.    Definitions..................................................81

SECTION 11.    The Agent...................................................112
      11.1     Appointment.................................................112
      11.2     Delegation of Duties........................................113
      11.3     Exculpatory Provisions......................................113
      11.4     Reliance by Agent...........................................114
      11.5     Notice of Default...........................................114
      11.6     Nonreliance on Agent and Other Lenders......................115
      11.7     Indemnification.............................................115
      11.8     Agent in its Individual Capacity............................116
      11.9     Holders.....................................................116
      11.10    Resignation of the Agent; Successor Agent...................116
      11.11    No Duties of Arranger or Syndication Agent..................117

SECTION 12.    Miscellaneous...............................................117
      12.1     Payment of Expenses, etc....................................117
      12.2     Right of Setoff.............................................118
      12.3     Notices.....................................................119
      12.4     Benefit of Agreement........................................119
      12.5     No Waiver; Remedies Cumulative..............................121
      12.6     Payments Pro Rata...........................................122
      12.7     Calculations; Computations..................................122
      12.8     Governing Law; Submission to Jurisdiction; Venue............123
      12.9     Counterparts, etc...........................................124
      12.10    Effectiveness...............................................124
      12.11    Headings Descriptive........................................124
      12.12    Amendment or Waiver; etc....................................124
      12.13    Survival....................................................126
      12.14    Domicile of Loans...........................................126
      12.15    Confidentiality.............................................126
      12.16    Waiver of Jury Trial........................................127
      12.17    Absence of Prejudice to the Existing Lenders with
               Respect to Matters Before the Bankruptcy Court..............127
      12.18    [Intentionally Omitted].....................................127
      12.19    Application of Proceeds; Priority of Revolving Loans and
               Letter of Credit Outstandings...............................127
      12.20    Remedies Cumulative.........................................128
      12.21    Discontinuance of Proceedings...............................129
      12.22    Existing Credit Agreement...................................129
      12.23    Addition of Term Lenders....................................129

SECTION 13.    Parent's Guaranty...........................................129
      13.1     The Guaranty................................................129
      13.2     Nature of Liability.........................................130
      13.3     Independent Obligation......................................131
      13.4     Authorization...............................................131
      13.5     Reliance....................................................132
      13.6     Subordination...............................................132
      13.7     Waiver......................................................133

ANNEX I           List of Lenders and Commitments
ANNEX II          Lender Addresses
ANNEX III         Bank Accounts
ANNEX IV          Real Properties
ANNEX V           Existing Investments
ANNEX VI          Subsidiaries
ANNEX VII         Existing Indebtedness
ANNEX VIII        Existing Letters of Credit
ANNEX IX          Existing Liens
ANNEX X           Existing Litigation
ANNEX XI          Environmental Matters

EXHIBIT A-1       --    Form of Notice of Borrowing
EXHIBIT A-2       --    Form of Letter of Credit Request
EXHIBIT B-1       --    Form of Revolving Note
EXHIBIT B-2       --    Form of Swingline Note
EXHIBIT B-3       --    Form of Term Note
EXHIBIT C         --    Form of Section 4.4(b)(ii) Certificate
EXHIBIT D         --    Form of Opinion of Gibson, Dunn & Crutcher
EXHIBIT E         --    Form of Officers' Certificate
EXHIBIT F         --    Form of Pledge Agreement
EXHIBIT G         --    Form of Security Agreement
EXHIBIT H         --    Form of Subsidiary Guaranty
EXHIBIT I         --    Form of Collateral Access Agreement
EXHIBIT J         --    Form of Subordination Provisions
EXHIBIT K         --    Form of Assignment and Assumption Agreement
EXHIBIT L         --    Form of Intercompany Note
EXHIBIT M         --    Form of Shareholder Subordinated Note
EXHIBIT N         --    Form of Borrowing Base Certificate
EXHIBIT O         --    Form of Blocked Account Agreement
EXHIBIT P         --    Form of Concentration Account Agreement

                                                                    EXHIBIT 4.23

            THIS DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of January 18, 2000, among AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC., a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the "Borrower"), AMERICAN PAD & PAPER COMPANY, a Delaware corporation and a debtor and debtor-in-possession in a case under Chapter 11 of the Bankruptcy Code ("Holdings"), WR ACQUISITION, INC., a Delaware corporation and a debtor and debtor-in-possession in a case under Chapter 11 of the Bankruptcy Code ("WR Acquisition"), the Subsidiary Guarantors, each of which is a debtor and debtor-in-possession in their respective cases pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"), FIRST UNION NATIONAL BANK, as Syndication Agent (in such capacity, the "Syndication Agent"), and DEUTSCHE BANK SECURITIES INC., as Arranger (the "Arranger"). Unless otherwise defined herein, all capitalized terms shall have the same meanings given to them in Section 10.

                             W I T N E S S E T H :
                             - - - - - - - - - -

            WHEREAS, on the Petition Date, involuntary petitions were filed against the Borrower and each of the Guarantors with the Bankruptcy Court commencing the Cases and the Borrower and the Guarantors have continued in possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

            WHEREAS, the Borrower, Holdings, WR Acquisition, the Existing Lenders and the Prepetition Agent are party to the Credit Agreement, dated as of July 8, 1996 (as amended, supplemented or otherwise modified prior to the Petition Date, the "Existing Credit Agreement");

            WHEREAS, under the Existing Credit Agreement, the Existing Lenders provided the Borrower with revolving credit loans and other financial accommodations in an aggregate principal amount (including letters of credit) of $264,473,176.27 (the "Existing Lender Debt" and, together with all accrued and unpaid interest, fees, costs, expenses obligations and other charges related thereto, the "Prepetition Obligations");

            WHEREAS, to secure the Prepetition Obligations, the Borrower and the Guarantors granted the Prepetition Agent, for the benefit of the Existing Lenders, security interests in substantially all of their respective assets which were properly perfected and are subject to no prior liens or security interests except as provided in the Existing Credit Agreement;

            WHEREAS, the Borrower has requested that the Lenders (i) provide a revolving credit and letter of credit facility (subject to mandatory and optional reductions and a limit on advances pending entry of the Final Order) and (ii) provide a term loan facility for the purpose of converting the Existing Lender Debt into term loans (subject to mandatory and optional reductions);

            WHEREAS, the Lenders are willing to extend such postpetition credit to the Borrower in accordance with the terms and conditions set forth in this Agreement including, without limitation, the requirement that the Obligations be afforded the treatment, rights and protections set forth in sections 364(c)(1), 364(c)(3), 364(d)(1) and 364(e) of the Bankruptcy Code; and

            WHEREAS, on or about January 18, 2000, the Bankruptcy Court entered the Interim Order authorizing the Borrower to borrow up to $20,000,000 of Loans from the Lenders on an interim basis pending entry of the Final Order on the terms and conditions set forth in the Interim Order and this Agreement.

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Credit.

            1.1  Commitments.

                  (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be denominated in U.S. Dollars, (ii) shall be incurred and maintained as Base Rate Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof; (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when combined with such Lender's Percentage of all Other Revolving Exposure, equals the Revolving Loan Commitment of such Lender at such time; (v) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to all Other Revolving Exposure, equals the lesser of (1) the Total Revolving Loan Commitment and (2) the Borrowing Base at such time; and (vi) in the case of Revolving Loans made prior to the entry of the Final Order, shall not exceed the lesser of (A) $20,000,000 and (B) the aggregate maximum amount authorized pursuant to the Interim Order.

                  (b) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars,
(iii) may be repaid and reborrowed in accordance with the provisions hereof,
(iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the lesser of (a) the Total Revolving Loan Commitment and (b) the Borrowing Base then in effect; and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Lenders.

                  (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the exercise of any of the remedies provided in the last two paragraphs of Section 9), in which case a Borrowing of Revolving Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolving Lenders pro rata based on each Lender's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above, each Lender (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages, provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing the same from and after such date of purchase.

                  (d) The Agent, at any time in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the advance rates provided for in the definitions of Accounts Borrowing Base and Inventory Borrowing Base, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Agreement, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of Eligible Accounts Receivable and Eligible Inventory. The Agent may, but shall not be obligated to, rely solely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory.

                  (e) On the Term Loan Effective Date, (i) a portion of each Lender's Term Loan Commitment shall be deemed to be utilized to irrevocably and unconditionally purchase a participation, to the extent of such Lender's Term Loan Percentage, in each Existing Letter of Credit and the terms and provisions of the Existing Credit Agreement shall be incorporated herein by reference to the extent they are applicable to the Existing Letters of Credit and (ii) each Lender shall be deemed to have made a term loan (collectively, the "Term Loans") to the Borrower in an amount equal to the remaining Term Loan Commitment of such Lender and the Existing Lender Debt (excluding the Existing Letters of Credit) shall be deemed to be paid in full with the proceeds of all such Term Loans. All Term Loans (i) shall be maintained as Base Rate Loans, (ii) shall be subject to mandatory prepayment in accordance with the terms hereof, and (iii) shall not exceed in aggregate principal amount the Total Term Loan Commitment. Once repaid, the Term Loans may not be reborrowed.

            1.2 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Revolving and Swingline Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans.

            1.3  Notice of Borrowing.

                  (a) Whenever the Borrower desires to incur Loans hereunder (excluding Borrowings of Swingline Loans, Revolving Loans incurred pursuant to Mandatory Borrowings and Term Loans), it shall give the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing and (ii) the date of such Borrowing (which shall be a Business Day). The Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

                        (ii) Mandatory Borrowings shall be made upon the notice
            specified in Section 1.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.1(c).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's, BTCo's or the Letter of Credit Issuer's record of the terms of such telephonic notice.

            1.4  Disbursement of Funds.

                  (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.3(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.1(c)), each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.8.

                  (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            1.5  Notes.

                  (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be evidenced (i) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (as amended, supplemented or otherwise modified from time to time, each a "Revolving Note" and, collectively, the "Revolving Notes"), (ii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (as amended, supplemented or otherwise modified from time to time, the "Swingline Note") and (iii) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (as amended, supplemented or otherwise modified from time to time, each a "Term Note" and, collectively, the "Term Notes").

                  (b) The Revolving Note issued to each Revolving Lender shall
(i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in Section 1.8, (vi) be subject to voluntary prepayment as provided in Section
4.1 and mandatory repayment as provided in Section 4.2, and (vii) be entitled to the benefits of this Agreement, the other Credit Documents and the Orders.

                  (c) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.8, (vi) be subject to voluntary prepayment as provided in Section 4.1 and mandatory repayment as provided in Section 4.2, and (vii) be entitled to the benefits of this Agreement, the other Credit Documents and the Orders.

                  (d) The Term Note issued to each Term Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the difference between the Term Loan Commitment of such Lender and such Lender's Term Loan Percentage of the aggregate Stated Amount of all Existing Letters of Credit, and be payable in the outstanding principal amount of the Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.8, (vi) be subject to mandatory repayment as provided in Section 4.2, and (vii) be entitled to the benefits of this Agreement, the other Credit Documents and the Orders.

                  (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.6  [Intentionally Omitted].

            1.7 Pro Rata Borrowings. All Borrowings of Revolving Loans and Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their Revolving Loan Commitments or Term Loan Commitments, respectively. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

            1.8  Interest.

                  (a) The unpaid principal amount of each Loan shall bear interest from the date of the Borrowing thereof until the maturity (whether by acceleration or otherwise) of such Loan at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                  (b)   [Intentionally Omitted]

                  (c) Upon the occurrence and during the continuance of an Event of Default, principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.8(c) shall be payable on demand.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof. Interest on all Loans (other than the Term Loans) shall be payable monthly in arrears on the last Business Day of each month, on the Termination Date (whether by acceleration or otherwise) and, after the Termination Date, on demand. Interest on the Term Loans shall be payable on the Term Loan Interest Payment Date and, after the occurrence and during the continuance of an Event of Default, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 12.7(b).

            1.9  [Intentionally Omitted].

            1.10 Increased Costs. If any Lender shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitments or obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this
Section 1.10, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10, will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10 upon the subsequent receipt of such notice.

            1.11  [Intentionally Omitted].

            1.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10, 2.5 or 4.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10, 2.5 or 4.4.

            1.13  [Intentionally Omitted].

            1.14  Priority and Liens.

                  (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Postpetition Obligations of the Borrower and the Guarantors hereunder and under the Credit Documents and, on or after the Term Loan Effective Date and subject to Section 1.14(c), the Prepetition Obligations,
(i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Super-priority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all Collateral (except property acquired by the Credit Parties pursuant to the exercise of their avoiding powers under the Bankruptcy Code), including, without limitation, all cash maintained in the Cash Collateral Account, the Concentration Account and the Blocked Account, and any direct investment of the funds contained therein that is otherwise not encumbered by a valid and perfected Lien as of the Petition Date, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all Collateral (other than Collateral that is subject to existing Liens that, prior to the Term Loan Effective Date, secure the Prepetition Obligations, as to which the Lien in favor of the Collateral Agent and the Lenders will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Petition Date or valid Liens perfected (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code, and to other valid and perfected Liens which are senior (after giving effect to the Interim Order and the Final Order, as applicable) to the Liens granted to the Collateral Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable) and (iv) shall be secured by a perfected first priority, senior priming Lien on all Prepetition Collateral and any property of the Debtors on which a Lien is granted after the Petition Date to provide adequate protection in respect of the Prepetition Obligations, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to (x) following the occurrence and during the continuance of a Default or an Event of Default, the payment (as the same may be due and payable) of professional fees and disbursements allowed by order of the Bankruptcy Court and incurred by the Credit Parties and any statutory committee of unsecured creditors appointed in the Cases and any disbursements of any member of such committee in an aggregate amount not to exceed $5,000,000 (in addition to compensation previously awarded whether or not paid), (y) the unfunded portion of Retention Payments and (z) the payment of unpaid fees pursuant to 28 U.S.C. " 1930 and any fees payable to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"), provided further that following the Termination Date amounts in the Cash Collateral Account shall not be subject to the Carve-Out. The Lenders agree that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid shall not reduce the Carve-Out. Nothing herein shall limit the rights of the Agent and the Prepetition Agent to object to any request to the Bankruptcy Court for payment or reimbursement of fees and expenses of professionals. The Borrowers and the Guarantors shall not be in default of their representations and warranties with respect to the Prepetition Obligations under this Section 1.14(a) solely by virtue of a successful challenge by a Person (other than a Credit Party) to the priority of the Liens securing the Prepetition Obligations, in accordance with Section 16 of the Interim Order.

                  (b) The Borrower and the Guarantors acknowledge and agree that, as adequate protection for the Existing Lenders' interests in the Liens that are being primed as set forth in subsection 1.14(a)(iv), the use of the Cash Collateral in which the Existing Lenders have an interest and the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code, the Existing Lenders shall, pursuant to the Interim Order (and the Final Order, as applicable), receive during the period from the Petition Date until the Term Loan Effective Date (i) a Super-priority Claim junior only to the Super-priority Claim granted to the Collateral Agent and the Lenders hereunder,
(ii) a replacement Lien on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of the Collateral Agent and the Lenders hereunder and under the other Credit Documents and the Orders (subject and subordinate, in the case of clauses (i) and (ii) above, to the Carve-Out and valid and perfected Liens which are senior (after giving effect to the Interim Order and the Final Order, as applicable) to the Liens granted to the Collateral Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable), (iii) the payment on the Effective Date of all other fees, costs and charges owing in respect thereof under the Existing Credit Agreement on such date (including, without limitation, the fees and expenses of attorneys and financial consultants of the Prepetition Agent) and (iv) the right to accrue interest on the Existing Lender Debt at the non-default rate determined in accordance with Section 1.08 of the Existing Credit Agreement.

                  (c) The Liens and Super-priority Claims granted to the Revolving Lenders to secure the Revolving Loans, Swingline Loans and Letter of Credit Outstandings shall be senior and prior to the Liens and Super-priority Claims granted to secure the Prepetition Obligations prior to the Term Loan Effective Date and the Term Loans and the Existing Letters of Credit on and after the Term Loan Effective Date.

            1.15 Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Credit Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court, subject to the remedial provisions in Section 9.

            1.16 No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that to the extent its Obligations hereunder are not satisfied in full, (i) its Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each of the Borrower and the Guarantors pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Super-priority Claim and Liens granted to the Collateral Agent and the Lenders pursuant to the Orders and described in Section 1.14 shall not be affected in any manner by the entry of a Confirmation Order.

            SECTION 2.  Letters of Credit.

            2.1  Letter of Credit.

                  (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Business Day (or the 30th day in the case of trade Letters of Credit) preceding the Final Maturity Date to issue, for the account of the Borrower and in support of (x) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and are in respect of purchases of raw materials and inventory of the Borrower or any of its Subsidiaries, as the case may be, and/or
(y) on a standby basis, L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries to any other Person, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

                   (i) any order, judgment or decree of any governmental
            authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

                  (ii) such Letter of Credit Issuer shall have received notice from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (v) of Section 2.1(b).

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) the Letter of Credit Sublimit or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the lesser of (I) Total Revolving Loan Commitment or (II) the Borrowing Base at such time; (ii) no Letter of Credit shall have an expiry date occurring later than the Final Maturity Date; provided that if the Final Maturity Date occurs prior to the expiration of any Letter of Credit, the Borrower, on or prior to the Final Maturity Date shall (A) cause such Letter of Credit to be replaced and returned to the Letter of Credit Issuer undrawn and marked "cancelled," or (B) to the extent the Borrower is unable to so replace and return such Letter of Credit in accordance with clause (A), either (x) provide a "back to back" letter of credit to the Letter of Credit Issuer in a form satisfactory to the Letter of Credit Issuer, issued by a bank satisfactory to the Letter of Credit Issuer, in an amount equal to 105% of the Stated Amount of such Letter of Credit or (y) pay to the Agent at the Payment Office an amount of cash or Cash Equivalents, to be held in the Cash Collateral Account as security by the Agent, as is equal to 105% of the Stated Amount of such Letter of Credit; (iii) each Letter of Credit shall be denominated in U.S. Dollars;
(iv) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; (v) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders; and (vi) no Letter of Credit Issuer will issue any Letter of Credit unless the need for such Letter of Credit has been identified in the then effective Budget and such Letter of Credit has been approved by the Agent.

                  (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings, as the case may be.

            2.2  Letter of Credit Requests; Notice of Issuance.

                  (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Agent and the respective Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

                  (b) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Agent, each Revolving Lender and the Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, accompanied by a copy to the Agent of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

            2.3  Agreement to Repay Letter of Credit Drawings.

                  (a) The Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin for Revolving Loans in excess of the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.3(a) or under any other Section of this Agreement.

                  (b) The Borrower's obligation under this Section 2.3 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

            2.4  Letter of Credit Participations.

                  (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Revolving Lender, and each such Revolving Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Revolving Lenders as provided in Section 3.1(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Lenders pursuant to Section 1.13 or 12.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.4 to reflect the new Percentages of the assigning and assignee Lender.

                  (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

                  (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.3(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Agent its Percentage of such unreimbursed amount if the Letter of Credit was issued or the payment was made as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

                  (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                   (v) the occurrence of any Default or Event of Default.

            2.5 Increased Costs. If, after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.5, the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.5 upon subsequent receipt of such certificate.

            SECTION 3.  Fees; Commitments.

            3.1  Fees.

                  (a) The Borrower shall pay to the Agent for distribution to each Revolving Lender that is a Non-Defaulting Lender a commitment fee (the "Commitment Fee") for the period from the date of the entry of the Interim Order to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Fee Percentage on the average daily Unutilized Revolving Loan Commitment of such Lender. Accrued Commitment Fees shall be due and payable monthly in arrears on the last Business Day of each month and the date upon which the Total Revolving Loan Commitment is terminated.

                  (b) The Borrower shall pay to the Agent for the account of the Revolving Lenders pro rata on the basis of their Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to 2.50% of the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable monthly in arrears on the last Business Day of each month and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower shall pay to the Agent for the account of each Letter of Credit Issuer a facing fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit, provided, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable monthly in arrears on the last Business Day of each month and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

                  (e) On the Effective Date the Borrower shall pay to the Agent, for the account of the Revolving Lenders pro rata on the basis of their Percentages, a closing fee of $1,787,500.

                  (f) On the Effective Date the Borrower shall pay to the Agent
(i) for the Account of the Arranger, an arrangement fee of $162,500 and (ii) for the account of the Agent, an agent's fee of $75,000.

                  (g) All computations of Fees shall be made in accordance with Section 12.7(b).

            3.2 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, provided that
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Lenders and (y) any partial reduction pursuant to this Section 3.2 shall be in the amount of at least $500,000 and in integral multiples of $100,000 in excess thereof.

            3.3  Mandatory Reduction of Commitments.

                  (a)   [Intentionally Omitted].

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.3, (i) on the Term Loan Effective Date, the Total Term Loan Commitment shall be reduced by the amount of the Term Loans and (ii) the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall be deemed to be fully drawn and utilized as of the date of entry of the Final Order and no further Borrowings constituting Term Loans shall be permitted hereunder (but nothing herein shall limit the obligations of each Term Lender with respect to its participation in each Existing Letter of Credit to the extent of its Term Loan Percentage).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.3, on each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.4 as in effect on the Effective Date) by Holdings or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective incurrence of Indebtedness.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.3, on each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any Cash Proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced in accordance with Section 4.2(d).

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.3, within 10 days following each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of such cash proceeds of such Recovery Event (net of all costs, expenses and taxes incurred in connection with such Recovery Event).

                  (f)   [Intentionally Omitted]

                  (g) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Termination Date.

                  (h) Each reduction of the Total Revolving Loan Commitment pursuant to this Section 3.3 shall apply proportionately to reduce the Revolving Loan Commitment of each Revolving Lender.

            SECTION 4.  Payments.

            4.1 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Revolving Loans, Term Loans or Swingline Loans and the amount of such prepayment, which notice shall be given by the Borrower prior to 11:00 A.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Revolving Loans and Term Loans, and (y) on the date of such prepayment in the case of Swingline Loans which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Lenders; (ii) each partial prepayment of Revolving Loans and Term Loans shall be in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof (or $50,000 and in integral multiples of $50,000 in excess thereof in the case of Swingline Loans); and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided, that at the Borrower's election in connection with any prepayment of Loans pursuant to this Section 4.1, such prepayment shall not be applied to any Loans of a Defaulting Lender.

            4.2  Mandatory Prepayments; Cash Collateralization.

                  (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the lesser of (x) the Total Revolving Loan Commitment and (y) the Borrowing Base as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the lesser of (x) the Total Revolving Loan Commitment and (y) the Borrowing Base as then in effect, the Borrower shall pay to the Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment in the Cash Collateral Account as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations).

                  (b) Each repayment of Revolving Loans required by this Section
4.2 shall be applied pro rata among such Revolving Loans.

                  (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Revolving Loans and Term Loans shall be repaid in full on the Final Maturity Date, in each case together with all accrued and unpaid interest thereon.

                  (d) In addition to any other mandatory repayments pursuant to this Section 4.2, on any Business Day on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied first, as a mandatory repayment of outstanding Revolving Loans, second, to the payment in full of any Unpaid Drawings in respect of Letters of Credit, third, to deposit in the Cash Collateral Account an amount equal to 105% of the aggregate Stated Amount of all outstanding Letters of Credit, fourth, if the Term Loan Effective Date has occurred, as a mandatory repayment of outstanding Term Loans, together with accrued and unpaid interest thereon, fifth, if the Term Loan Effective Date has occurred, to the payment in full of any reimbursement obligation in respect of Existing Letters of Credit, and sixth, if the Term Loan Effective Date has occurred, to deposit in the Cash Collateral Account an amount equal to 105% of the aggregate Stated Amount of all outstanding Existing Letters of Credit; provided, that if Holdings or any of its Subsidiaries receives Cash Proceeds from any Asset Sale prior to the Term Loan Effective Date, then the Net Cash Proceeds from such Asset Sale shall be applied to the payment in full of the Prepetition Obligations after the application of such Net Cash Proceeds to the Postpetition Obligations. Unless otherwise agreed by the Required Lenders, the Total Revolving Loan Commitment shall be permanently reduced by the aggregate amount applied pursuant to clauses "first," "second," and "third" of the immediately preceding sentence. Notwithstanding the foregoing, the Credit Parties may pay out of such Net Cash Proceeds retention bonuses to the key employees of the Credit Parties in an aggregate amount not to exceed $6,500,000, which have been authorized by the Bankruptcy Court after appropriate notice and an opportunity to be heard (the "Retention Payments"); it being agreed that the aggregate amount of Retention Payments is within the range of reasonableness.

                  (e) In addition to any other mandatory repayments pursuant to this Section 4.2, if, on or before the thirtieth day following the Petition Date, the Final Order, in form and substance acceptable to the Agent, the Required Lenders and counsel to the Agent, shall not have been entered, not be in full force and effect and not otherwise have been stayed, reversed, vacated or otherwise modified, all then outstanding Loans (together with all accrued and unpaid interest thereon) shall be repaid in full on such date.

                  (f) In addition to any other mandatory repayments pursuant to this Section 4.2, on each Business Day, after giving effect on such Business Day to anticipated receipts by, and disbursements of, Holdings and its Subsidiaries, the Borrower shall apply cash on deposit in the Concentration Account in excess of $1,000,000 first, to the prepayment in full of the Revolving Loans, second, to the payment in full of any Unpaid Drawings in respect of Letters of Credit and, third, to deposit in the Cash Collateral Account an amount equal to 105% of the aggregate Stated Amount of all outstanding Letters of Credit.

            4.3 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the ratable account of the Lenders entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.4  Net Payments.

                  (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.4(b). Notwithstanding anything to the contrary contained in Section 4.4(a), but subject to Section 12.4(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the

United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.4(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.4 and except as set forth in Section 12.4(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            SECTION 5.  Conditions Precedent.

            5.1 Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, and the obligation of the Letter of Credit Issuer to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  (a) Interim Order. The Agent shall have received, with a copy to each Lender, a copy of the Interim Order which shall have been entered no later than 15 days after the Petition Date and shall, among other things, approve the Credit Documents, grant Super-priority Claim status and Liens and find that the Lenders are extending credit to the Credit Parties in good faith within the meaning of Section 364(e) of the Bankruptcy Code, which shall also
(i) be in form and substance satisfactory to the Agent, the Required Lenders and counsel to the Agent, (ii) have been entered upon an application of the Borrower and the Guarantors reasonably satisfactory in form and substance to the Agent,
(iii) prior to the entry of the Final Order, be in full force and effect and
(iv) not have been stayed, reversed, vacated, rescinded, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loan nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the other Credit Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (b) First Day Orders. All orders entered by the Bankruptcy Court (other than the Interim Order which is dealt with in Section 5.1(a)) on the date of the conversion of the Cases from involuntary cases to voluntary cases shall be in form and substance satisfactory to the Agent, including providing for the continuation of the cash management system of the Borrower and the Guarantors, as modified in accordance with this Agreement.

                  (c) Budget. The Agent shall have received, with a copy to each Lender, a copy of the initial Budget covering the four-week period commencing on the Petition Date and other cash flow and financial projections which the Agent may request that itemize, on a weekly basis, all material expenditures proposed to be made (including payments proposed to be made in respect of pre-Petition Date trade payables), all in form and substance satisfactory to the Agent and the Required Revolving Lenders.

                  (d) Due Diligence. The Agent and the Lenders shall have received such information (financial or otherwise) as may be reasonably requested by the Agent or the Lenders, and the Agent shall have completed, and shall be satisfied with the results of, all due diligence deemed reasonably necessary by it.

                  (e)   Corporate Documents; Proceedings; etc.

                   (i) On the Initial Borrowing Date, the Agent shall have
            received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Agent.

                  (ii) All corporate and legal proceedings and all instruments and agreements in connection with the Cases and the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Lenders, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (f) Tax Sharing Agreements. On or prior to the Initial Borrowing Date, the Agent shall have received certified copies of all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries, including the Holdings Tax Allocation Agreement (collectively, the "Tax Agreements"), which shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

                  (g) Approvals, Consents, etc. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the transactions contemplated by the Credit Documents or otherwise required to be consummated herein or therein.

                  (h) Litigation. On the Initial Borrowing Date, other than the commencement of the Cases and any actions commenced in the Cases by Persons other than the Credit Parties and except as set forth on Annex X, there shall be no actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which the Agent or the Required Lenders shall reasonably determine could reasonably be expected to have a material adverse effect on (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights or remedies of the Lenders or the Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Lenders or the Agent hereunder or under any other Credit Document.

                  (i) Financial Statements and Projections. On or prior to the Initial Borrowing Date, the Agent shall have received projected balance sheets and cash flow statements of the Borrower and its Subsidiaries on a consolidated basis and projected income statements of the Borrower and its Subsidiaries on a consolidating basis by division (including corporate, Williamhouse, Ampad, Forms and Creative Card), prepared by or under the supervision of the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer (prior to the Borrower's retention of the Crisis Manager) in accordance with GAAP consistently applied, for the three-month period commencing on the date of such projections (the "Projections"), which shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

                  (j) Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit F (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

                  (k) Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement.

                  (l) Execution of Agreement; Revolving Notes and Other Credit Documents. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent (A) for the account of each of the Revolving Lenders the appropriate Revolving Notes, duly executed by the Borrower and to the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein, (B) the Subsidiary Guaranty, in the form of Exhibit H (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), duly executed by the Subsidiary Guarantors, (C) the Blocked Account Agreement, duly executed by all parties thereto, (D) the Concentration Account Agreement, duly executed by all parties thereto and (E) a Borrowing Base Certificate, duly executed by an Authorized Officer of the Borrower.

                  (m) Opinion of Counsel. The Agent shall have received an opinion from Gibson, Dunn & Crutcher LLP, special counsel to the Credit Parties, covering the matters set forth in Exhibit D and such other matters incident to the transaction contemplated herein as the Agent may reasonably request.

                  (n) Insurance Certificates. The Agent shall have received certificates of insurance complying with the requirements of Section 7.3 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Agent and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

                  (o)   [Intentionally Omitted.]

                  (p) Adequate Protection Payment. The Borrower shall have paid to the Prepetition Agent for the benefit of the Existing Lenders and the issuer of the Existing Letters of Credit all accrued and unpaid fees, costs and charges owing to the Prepetition Agent, such issuer and the Existing Lenders under the Existing Credit Agreement.

                  (q) Lien Searches. The Agent shall have received UCC lien searches (dated as of a date reasonably satisfactory to the Agent) conducted in the jurisdictions in which the Credit Parties conduct business or maintain assets and reflecting the absence of Liens on the assets of each of the Credit Parties that are senior in priority to the Liens securing the Obligations (other than such Liens as may be permitted under the Existing Credit Agreement or otherwise acceptable to the Agent), all in form and substance satisfactory to the Agent.

                  (r) Year 2000 Program. The Agent shall have received a copy of the Y2K Compliance Plan, in form and substance reasonably acceptable to the Agent.

                  (s) Consultants. The Credit Parties shall have engaged Lazard Freres & Co. LLC pursuant to a retention letter in form and substance acceptable to the Agent.

                  (t) Fees. The Borrower shall have paid to the Agent and each Lender all costs, fees and expenses and other amounts (including, without limitation fees payable in accordance with Section 3 and all reasonable fees and expenses of professionals engaged by the Agent and the Lenders) incurred through the Petition Date, that are then due and payable and authorized by the Bankruptcy Court in the Interim Order.

                  (u) Termination or Amendment of Receivables Program. The Accounts Receivable Facility Purchase Agreement shall have been terminated or amended, on terms and conditions satisfactory to the Agent and the Required Lenders.

                  (v) Cash Management System. The Agent shall have received satisfactory evidence that (i) all cash of the Credit Parties shall have been transferred to the Concentration Account, except for cash on deposit in the Blocked Account and payroll accounts and disbursement accounts that are permitted under Section 8.17 and (ii) the Credit Parties shall have irrevocably directed Manufacturers and Traders Trust Company to transfer all amounts otherwise payable to the Receivables Entity to the Concentration Account.

                  (w) Williamhouse Sale Plan. The Agent and the Required Revolving Lenders shall (i) be satisfied with the Borrower's plan to consummate the Williamhouse Sale during the pendency of the Cases (the "Sale Proposal"), and (ii) the Agent and the Lenders shall have received a copy of the book or other materials prepared by Lazard Freres & Co. that will be circulated to potential purchasers of the assets of the Williamhouse division.

            5.2 Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of the Letter of Credit Issuer to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  (a) No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (b)   Notice of Borrowing; Letter of Credit Request.

                   (i) Prior to the making of each Loan (other than a Term Loan, a Swingline Loan and a Revolving Loan made pursuant to a Mandatory Borrowing), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.3(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.3(b)(i).

                  (ii) Prior to the issuance of each Letter of Credit, the Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.2(a).

                  (c) Bankruptcy Court Approval. The Interim Order shall be in full force and effect or, if the date of the requested Loan is more than 30 days after the Initial Borrowing Date, or the amount of such requested Loan, together with the amount of all Loans outstanding as of such date, shall exceed the maximum amount authorized pursuant to the Interim Order, the Final Order shall have been entered in form and substance satisfactory to the Agent, the Required Revolving Lenders and counsel to the Agent, and shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the Agent and the Required Revolving Lenders. The Bankruptcy Court shall have converted the Cases from involuntary cases to voluntary cases under chapter 11 of the Bankruptcy Code.

                  (d) Borrowing Certificate. The Agent shall have received a certificate, in form and substance satisfactory to the Agent and executed by the Crisis Manager (after the Borrower's retention of the Crisis Manager) or an Authorized Officer (before the Borrower's retention of the Crisis Manager) of the Borrower, certifying that (i) the requested Loan or Letter of Credit and the intended use of proceeds thereof are consistent with the terms of this Agreement and will be used solely for expenditures, and in the approximate amounts, set forth in the then applicable Budget, (ii) the proceeds thereof are necessary, after utilization and application of the Borrower's and the Guarantors' available Cash Collateral, in order for the Borrower and the Guarantors to satisfy their obligations with respect to the items set forth in the then applicable Budget, (iii) all of the representations and warranties contained in
Section 6 are true and correct in all material respects (except for those that expressly relate to a specific date, in which case they shall be true and correct in all material respects as of such date), (iv) the Borrower and the Guarantors have observed and performed all applicable covenants and agreements contained herein, in the other Credit Documents and the Interim Order or the Final Order (as applicable) and satisfied in all material respects each condition to the making of such Loan or the issuance of such Letter of Credit contained herein, in the other Credit Documents or in the Interim Order or the Final Order (as applicable) to be observed, performed or satisfied by the Credit Parties, (v) the making of any requested Revolving Loan or the issuance of any requested Letter of Credit would not cause the aggregate principal amount of all Revolving Loans, when added to all Other Revolving Exposure, to exceed the lesser of (x) the Total Revolving Loan Commitment, (y) the Borrowing Base then in effect and (z) the amount of loans and letters of credit set forth in the Budget for the period in which such Revolving Loan is to be borrowed or such Letter of Credit is to be issued, (vi) such officer or the Crisis Manager, as the case may be, has no knowledge of the existence of any Default or Event of Default, (vii) the information provided in the then applicable Budget continues to be true and correct in all material respects and (viii) the requested Loan or Letter of Credit will not result in the Credit Parties exceeding any amounts in the then applicable Budget.

                  (e) Adverse Change, etc. Nothing shall have occurred since the date of the most recent Credit Event with respect to the Borrower or the Guarantors (and neither any Lender nor the Agent shall have become aware of any facts or conditions not previously known) which either the Agent or the Required Lenders shall determine has had, or is reasonably likely to have, in each case as of the date of the requested Credit Event, (i) a Material Adverse Effect or
(ii) a material adverse effect on the rights or remedies of the Lenders or the Agent hereunder or under any other Credit Documents, or on the ability of the Borrower of any of the Guarantors to perform their obligations to the Lenders and the Agent (in any event, other than any change occurring as a direct result of the commencement of the Cases).

                  (f) Pleadings. No pleading shall have been filed in the Bankruptcy Court by or on behalf of any Credit Party or its Affiliates which is not withdrawn, dismissed or denied within 15 days after filing, and no pleading shall have been filed in the Bankruptcy Court by any Person if any of the following relief is granted, in either case seeking (i) to dismiss or convert any of the Cases to a Chapter 7 case, (ii) the appointment of a Chapter 11 trustee in any of the Cases, (iii) the appointment of an examiner having enlarged powers relating to the operation of the business of the Borrower or any of the Guarantors (beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, (iv) the allowance of a Super-priority Claim or a Lien pari passu or senior to that of the Agent, the Prepetition Agent, the Lenders or the Existing Lenders granted pursuant to any Security Document, (v) to stay, reverse, vacate, or otherwise modify the Interim Order or the Final Order without the prior written consent of the Agent and the Required Lenders or, if required by Section 12.12(a), all of the Lenders, or (vi) relief from the automatic stay so as to allow a third party to proceed against any material property or assets of the Borrower or any Guarantor.

                  (g) Fees. The Borrower shall have paid to the Agent and each Lender all costs, fees and expenses and other amounts (including, without limitation, all reasonable fees and expenses of professionals engaged by the Agent and the Lenders) payable to the Agent and such Lender to the extent then due and authorized by the Bankruptcy Court.

                  (h) Cash Management System. Unless otherwise consented to by the Agent and Required Lenders, there shall have been no change to the Borrower's cash management system (including the requirement to maintain the Concentration Account with BTCo).

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit

Party to the Agent and each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this
Section 5, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agent and the Required Lenders.

            5.3 Conditions Precedent to Term Loans. The utilization of the Term Loan Commitments in accordance with Section 1.1(e) is subject to the satisfaction of the following conditions:

                  (a) Execution of Agreement; Term Notes. On or prior to the date of the entry of the Final Order, there shall have been delivered to the Agent (i) counterparts of this Agreement executed by each Existing Lender in its capacity as a Term Lender and (ii) for the account of each Term Lender, the Term Notes executed by the Borrower.

                  (b) Bankruptcy Court Approval. The Final Order shall have been entered.

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings, WR Acquisition and the Borrower makes the following representations, warranties and agreements with the Lenders in each case after giving effect to the transactions contemplated hereby, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this
Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

            6.1 Corporate Status. Each of Holdings and each of its Subsidiaries
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            6.2 Corporate Power and Authority. Subject to the entry by the Bankruptcy Court of the Interim Order or the Final Order (when applicable), each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

            6.3 No Violation. Subject to the entry by the Bankruptcy Court of the Interim Order or the Final Order (when applicable), neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents and the Accounts Receivable Facility Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

            6.4 Litigation. Other than the commencement of the Cases and any actions commenced in the Cases by Persons other than the Credit Parties and except as set forth in Annex X, there are no actions, suits or proceedings pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened, with respect to Holdings or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agent or the Lenders or on the ability of any Credit Party to perform its respective obligations to the Agent or the Lenders hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

            6.5  Use of Proceeds; Margin Regulations.

                  (a) The proceeds of all Revolving Loans and Swingline Loans (and in the case of (ii) below, Term Loans) shall be used, all in accordance with this Agreement and the then applicable Budget, (i) to fund general corporate purposes relating to post-Petition Date operations, to make payments to critical prepetition vendors (which have been approved by the Bankruptcy Court) and to make Retention Payments (which have been approved by the Bankruptcy Court) in accordance with, and limited by, those items set forth in the then applicable Budget, (ii) to repay the Existing Lender Debt in accordance with Section 1.1(e) and the Obligations, (iii) to pay all reasonable legal fees and expenses incurred in connection with the preparation, negotiation and documentation of this Agreement by the Prepetition Agent and each Existing Lender, (iv) to pay all legal and other professional fees and expenses of the Agent and the Lenders incurred in connection with the preparation, negotiation, documentation and enforcement of this Agreement and (v) to repay the emergency loan of $3,000,000 made by BTCo and authorized by the Emergency Order on January 14, 2000, together with accrued and unpaid interest thereon (the "Emergency Loan"); it being agreed that the proceeds of the initial Loan made hereunder shall be used to repay the Emergency Loan.

                  (b) Neither the making of any Loan, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            6.6 Governmental Approvals. Except for the entry by the Bankruptcy Court of the Interim Order and the Final Order (when applicable), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

            6.7 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.8 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.9 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent, any Lender or the Bankruptcy Court (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent, any Lender or the Bankruptcy Court will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

            6.10  Financial Condition; Financial Statements.

                  (a) The statements of financial condition of Holdings and its Subsidiaries at December 31, 1998 and September 30, 1999 and the related statements of income and cash flows and changes in shareholders' equity of Holdings and its Subsidiaries for the fiscal year or nine-month period, as the case may be, ended as of said dates, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the September 30, 1999 statements, to normal year-end audit adjustments and the absence of footnotes.

                  (b) Except as fully reflected in the financial statements described in Section 6.10(a) and the Indebtedness incurred under this Agreement,
(i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither Holdings nor the Borrower knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

                  (c) The Projections are based on good faith estimates and assumptions made by the management of Holdings, and on the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material. There is no fact known to Holdings or any of its Subsidiaries which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            6.11  [Intentionally Omitted].

            6.12 Transaction. At the time of consummation thereof, the transactions contemplated by this Agreement have been or will be consummated in accordance with all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the transactions contemplated by this Agreement have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the transactions contemplated by this Agreement, or the occurrence of any Credit Event or the performance by Holdings and its Subsidiaries of their obligations under the Documents and all applicable laws.

            6.13  Special Purpose Corporations.

                  (a) Holdings has no assets (other than the capital stock of WR Acquisition and Foreign Sales and immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 8.1(b) and any obligations held by it to the extent permitted by Section 8.6(e)) or liabilities (other than those liabilities under this Agreement, the other Documents to which it is a party and the Shareholder Subordinated Notes).

                  (b) WR Acquisition has no assets (other than the capital stock of the Borrower and immaterial assets used for the performance of those activities permitted to be performed by WR Acquisition pursuant to Section 8.1(c)) or liabilities (other than those liabilities under this Agreement and the other Documents to which it is a party).

                  (c) Foreign Sales has no assets (other than immaterial assets used for the performance of those activities permitted to be performed by Foreign Sales pursuant to Section 8.1(e)) or liabilities (other than those liabilities under this Agreement and the other Documents to which it is a party).

            6.14  Compliance with ERISA.

                  (a) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of Holdings or any of its Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of the Borrower on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, and for each Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued.

            6.15  Capitalization.

                  (a) On the Initial Borrowing Date, the authorized capital stock of Holdings shall consist of (i) 75,000,000 shares of common stock, $.01 par value per share (the "Holdings Common Stock") and (ii) 150,000 shares of preferred stock, $.01 par value per share, none of which shares of preferred stock shall be issued and outstanding. All outstanding shares of Holdings Common Stock have been duly and validly issued, and are fully paid and nonassessable. Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options to purchase Holdings Common Stock issued or to be issued to management of Holdings and its Subsidiaries.

                  (b) On the Initial Borrowing Date, the authorized capital stock of WR Acquisition shall consist of 1,000 shares of common stock, $.01 par value per share, all of which shares shall be issued and outstanding and owned by Holdings. All such outstanding shares have been duly and validly issued, and are fully paid and nonassessable. WR Acquisition does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  (c) On the Initial Borrowing Date, the authorized capital stock of the Borrower shall consist of 200 shares of common stock, $.01 par value per share, all of which shares shall be issued and outstanding and owned by WR Acquisition. All such outstanding shares have been duly and validly issued, and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            6.16 Subsidiaries. On and as of the Initial Borrowing Date, Holdings has no Subsidiaries other than Foreign Sales and WR Acquisition and its Subsidiaries, WR Acquisition has no Subsidiaries other than the Borrower and its Subsidiaries, Foreign Sales has no Subsidiaries, the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex VI and the Borrower has no Foreign Subsidiaries other than Foreign Sales. Annex VI correctly sets forth, as of the Initial Borrowing Date, a list of all Persons that own 5% or more of any class of any shares of capital stock of any Credit Party, the percentage ownership (direct and indirect) of Holdings in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

            6.17 Intellectual Property. Each of Holdings and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of Holdings and each of its Subsidiaries as presently conducted.

            6.18 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of Holdings or any of its Subsidiaries), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

            6.19  Environmental Matters.

                  (a) Except as set forth on Annex XI, each of Holdings and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower, past or threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Except as set forth on Annex XI, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

                  (c) Notwithstanding anything to the contrary in this Section 6.19, the representations made in this Section 6.19 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

            6.20 Properties. All Real Property owned by Holdings or any of its Subsidiaries and all material Leaseholds leased by Holdings or any of its Subsidiaries, in each case as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Annex IV. Each of Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex IV or in the financial statements referred to in Section 6.10(a), free and clear of all Liens, other than Permitted Liens.

            6.21 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

            6.22 Tax Returns and Payments. All Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings and the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither Holdings nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the transactions contemplated hereby.

            6.23 Existing Indebtedness. Annex VII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries (other than Indebtedness which in the aggregate does not exceed $100,000) as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the incurrence of Loans on such date (excluding the Loans, the Letters of Credit, the Accounts Receivable Facility, the Existing Credit Agreement and the Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

            6.24 Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Note Indenture, the Senior Subordinated Note Guarantees and the Senior Subordinated Notes are enforceable against the Borrower, the respective Guarantors and the holders thereof, and all Obligations and Guaranteed Obligations (as defined herein and in the Subsidiary Guaranty) are within the definition of "Senior Debt" or "Guarantor Senior Debt," as the case may be, included in such subordination provisions. This Agreement constitutes the "Bank Credit Agreement" under (and as defined in) the Senior Subordinated Note Indenture.

            6.25 Year 2000 Compliance. Any reprogramming required to permit the proper functioning in and following the year 2000 of (i) the computer systems of the Credit Parties and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Credit Parties interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in accordance with the Y2K Compliance Plan. The cost to the Credit Parties of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Credit Parties (including, without limitation, reprogramming errors and the failure of others' systems or equipment) has not resulted and will not result in a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Credit Parties are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Credit Parties to conduct business without the occurrence of a Material Adverse Effect.

            6.26 Common Officers, etc. (a) Holdings issues consolidated financial statements that include each of the Credit Parties (including, without limitation, the Additional Subsidiaries) in the consolidation, and each of the Credit Parties (including, without limitation, the Additional Subsidiaries) are fully consolidated by virtue of Holdings' direct or indirect 100% ownership of the capital stock of each of the other Credit Parties (including, without limitation, the Additional Subsidiaries); (b) the Credit Parties (including, without limitation, the Additional Subsidiaries) have common officers and directors; (c) the Credit Parties (including, without limitation, the Additional Subsidiaries) share office space and do not maintain separate books and records in all instances; (d) a significant portion of the assets of Borrower, Holdings, WR Acquisition and the Additional Subsidiaries are commingled and would be difficult to segregate; and (e) the businesses of the Credit Parties (including, without limitation, the Additional Subsidiaries) are managed along divisional reporting lines without giving effect to the separate legal entities whose assets comprise such divisions, and the Ampad and Williamhouse divisions are divisions of more than one Credit Party.

            6.27 Interim and Final Orders. As of the Initial Borrowing Date, each of the Emergency Order and the Interim Order has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect. As of the date of the making of a subsequent Loan hereunder, the Interim Order and/or the Final Order, as the case may be, have been entered and have not been stayed, amended (except in accordance with the terms hereof), reversed, vacated, rescinded or otherwise modified (except in accordance with the terms hereof) in any respect.

            6.28 Accounts Receivable Facility Purchase Agreement. The Accounts Receivable Facility Purchase Agreement was terminated.

            SECTION 7. Affirmative Covenants. Holdings, WR Acquisition and the Borrower hereby covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

            7.1  Information Covenants.  Holdings will furnish to each Lender:

                  (a) Monthly Reports. Within 30 days after the end of each fiscal month of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as reflected in the Bankruptcy Forecast dated as of December 30, 1999, all of which shall be certified by the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager), subject to normal year-end audit adjustments and the absence of footnotes. Each monthly report delivered pursuant to this Section 7.1(a) shall include a management discussion and summary of operating results for such month, which shall be prepared in a form substantially similar to the form provided under the Existing Credit Agreement and shall describe in reasonable detail the results of operations of Holdings and its Subsidiaries on a consolidated basis and of each division (including corporate, Williamhouse, Ampad, Forms and Creative Card) on a consolidating basis.

                  (b)   Quarterly Financial Statements.

                   (i) Within 45 days after the close of the first three
            quarterly accounting periods in each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager) that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                  (ii) Within 45 days after the close of the
            first three quarterly accounting periods in each fiscal year of Holdings, the sales and operating income (before corporate overhead) for each division of Holdings and its Subsidiaries (including corporate, Williamhouse, Ampad, Forms and Creative Card) for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager) that they fairly represent in all material respects the information contained therein for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                  (c)   Annual Financial Statements.

                   (i) Within 90 days after the close of each fiscal year of
            Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and (except for such comparable budgeted figures) certified by PriceWaterhouseCoopers or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with GAAP, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or Event of Default relates to financial and accounting matters or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof.

                  (ii) Within 90 days after the close of each fiscal year of
            Holdings, the sales and operating income (before corporate overhead) for each division of the Holdings and its Subsidiaries (including corporate, Williamhouse, Ampad, Forms and Creative Card) for such fiscal year; all of which shall be in reasonable detail and certified by the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager) that they fairly present in all material respects the information contained therein for the periods indicated.

                  (d)   Budgets, Projections and Variance Reports.

                   (i) Within 15 days after the end of each month, updated
            Projections for the three-month period commencing on the first day of the succeeding month, which shall be prepared on a monthly basis;

                  (ii) Within 15 days after the end of each month, a comparison of the financial statements of the Borrower and its Subsidiaries for the three-month period ended on the last day of such month to the Projections for such three-month period, which in each case shall be in form and substance satisfactory to the Agent;

                  (iii) Not later than 5:00 P.M. (New York time) on Tuesday of each week, (A) a Budget covering the four-week period commencing on the first Business Day of the next week, in form and substance satisfactory to the Agent reflecting (on a line-item basis) anticipated weekly cash receipts and expenditures for the succeeding four weeks, which shall be itemized in sufficient detail including line items for vendor payments, payroll, interest, professional fees, capital expenditures, rationalization costs, retention payments and payments of prepetition and "involuntary gap" liabilities to critical vendors, it being understood that each such Budget shall take into consideration reduced cash needs and reduced expenses resulting from the sale of assets, and (B) a copy of a Variance Report reflecting (on a line-item basis) the actual cash receipts and disbursement for the preceding week and the percentage variance of such actual results from those reflected in the Budget for the preceding week;

                  (iv) Weekly, before 12:00 noon on the second Business Day of each week (except the last week of each month); monthly, within two
            (2) Business Days after the last Business Day of each month, and at any other time requested by the Agent during the continuance of a Default or Event of Default, a borrowing base certificate, substantially in the form of Exhibit N (the "Borrowing Base Certificate"), which shall: (A) detail the Credit Parties' Eligible Accounts Receivable and the Credit Parties' Eligible Inventory as of each Saturday of the immediately preceding week and as of the last day of each month, as applicable (or as of such other date as the Agent may request); (B) prepared by the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of the Borrower (prior to the Borrower's retention of the Crisis Manager) and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (C) attach thereto such additional schedules and other information as the Agent may reasonably request (including, without limitation, a monthly aging of Accounts);

                   (v) Not later than the last day of each week, a report
            describing the then current status of the Credit Parties' relationships with their vendors, which description shall be on a vendor-by-vendor basis; and

                  (vi) Not later than the last Business Day of each week,
            Holdings shall deliver to the Agent a certificate of the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager) to the effect that the Credit Parties (i) are keeping separate records of post-Petition Date Accounts and payments thereon, (ii) are not applying payments on post-Petition Date Accounts to pre-Petition Date Accounts and (iii) are not allowing offsets against post-Petition Date Accounts on account of pre-Petition Date rebates, allowances or offsets (excluding certain pre-Petition Date and post-Petition Date rebates and volume discounts which are payable to customers after the Petition Date and which are described in such certificate).

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(b) and (c), a certificate of the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager) to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.5, 8.6 and 8.9, as at the end of such fiscal quarter or year, as the case may be.

                  (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days (or 10 Business Days in the case of clause (y) below) after any executive or senior officer of Holdings, WR Acquisition or the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings, WR Acquisition or the Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

                  (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries.

                  (h) Environmental Matters. Promptly after obtaining knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), written notice of:

                   (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

                  (ii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that (x) results in material noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                  (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the Borrower's response thereto. In addition, Holdings agrees to provide the Lenders with copies of all material written communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Agent or the Required Lenders.

                  (i) Sale Proposal. On or before the first Business Day of each week, a written report from the Consultants, in form and substance satisfactory to the Agent, summarizing the status of the Borrower's efforts to consummate the Sale Proposal; provided that Holdings shall promptly deliver a written report summarizing all material developments relating to the Sale Proposal. In addition, if requested by the Agent, the Borrower shall conduct bi-weekly conference calls with the Lenders to report on the status of the Sale Proposal.

                  (j) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to analysts, the holders of their capital stock or of the Senior Subordinated Notes in their capacity as such holders or the purchasers under the Accounts Receivable Facility in their capacity as such purchasers (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

                  (k) Bankruptcy Information. Promptly after the same is available, the Borrower shall furnish to counsel for the Agent all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any Credit Party with the Bankruptcy Court or the United States Trustee in the Cases, or distributed by or on behalf of any Credit Party to any official committee appointed in the Cases.

                  (l) Bankruptcy Schedules. Holdings and each of its Subsidiaries shall file their respective bankruptcy schedules and statements of financial affairs no later than the date set forth in the Federal Rules of Bankruptcy Procedure or in any order entered by the Bankruptcy Court with respect to an extension of time to file such schedules and statements and shall promptly deliver a copy thereof to the Agent and its counsel.

                  (m) Accounts Collection Report. Within two Business Days of the receipt of any check or other remittance payable to any Credit Party, such Credit Party shall deliver to the Agent a report describing whether such check or remittance is in respect of the payment of Accounts arising before the Petition Date or arising on or after the Petition Date.

            7.2 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books and records and books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers, advisors and independent accountants, all at such times during normal business hours as the Agent or the Required Lenders may desire.

            7.3 Insurance. Holdings will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. Holdings will furnish to the Agent on the Initial Borrowing Date and on each such later date as the Agent or the Required Lenders may reasonably request a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

            7.4 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 8.3(a) or charge upon any properties of Holdings or any of its Subsidiaries; provided, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or (ii) the payment of which is excused or stayed as a result of Holdings' or its Subsidiaries' status as a debtor-in-possession in the Cases.

            7.5 Corporate Franchises. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.2 will not constitute a breach of this Section 7.5.

            7.6 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except for such noncompliance as (a) is excused or stayed as a result of Holdings' or its Subsidiaries' status as a debtor-in-possession in the Cases or (b) would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

            7.7  Compliance with Environmental Laws.

                  (a) Holdings will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by Holdings or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by Holdings or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each of Holdings, WR Acquisition and the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that neither Holdings nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

            7.8 ERISA. As soon as possible and, in any event, within 10 days after Holdings or any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to Holdings or any Subsidiary of Holdings, Holdings will deliver to each of the Lenders a certificate of the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager) setting forth details as to such occurrence and the action, if any, which Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or
502(l) of ERISA; or that Holdings or any Subsidiary of Holdings has or may incur any material liability under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Lender, Holdings will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, at the request of the Agent or any Lender, copies of annual reports and any notices received by Holdings or any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than 10 days after the date such report has been filed with the Internal Revenue Service or received by Holdings or the Subsidiary or the ERISA Affiliate.

            7.9 Good Repair. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.9, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            7.10 End of Fiscal Years; Fiscal Quarters. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            7.11  Additional Security; Further Assurances.

                  (a) Holdings will, and will cause each of its Subsidiaries (other than the Receivables Entity) to, grant to the Collateral Agent security interests and mortgages in such assets and real property of Holdings and its Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Credit Parties acknowledge that, pursuant to the Orders, the Liens granted from time to time pursuant to the Additional Security Documents shall be perfected without recordation of any financing statements, notices of security interest or other similar instruments. In addition, the Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as the Agent deems necessary or desirable to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) Holdings will, and will cause each of its Subsidiaries (other than the Receivables Entity) to, at the expense of Holdings, WR Acquisition and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 7.11 has been complied with.

                  (c) If the Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, the Borrower shall provide to the Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Agent.

                  (d) Holdings, WR Acquisition and the Borrower agree that each action required above by this Section 7.11 shall be completed within 30 days after such action is either requested to be taken by the Agent or the Required Lenders or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 7.11; provided that in no event shall Holdings, WR Acquisition or the Borrower be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

            7.12 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 12.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this
Section 7.12.

            7.13  [Intentionally Omitted].

            7.14 Contributions; Payments. Holdings will contribute as an equity contribution to the capital of WR Acquisition, and WR Acquisition will contribute as an equity contribution to the capital of the Borrower, in each case upon its receipt thereof, any cash proceeds (net of reasonable costs associated with any sale or issuance) received by Holdings and/or WR Acquisition from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its preferred or common equity or any cash capital contributions received by Holdings and/or WR Acquisition.

            7.15  [Intentionally Omitted].

            7.16 Consultants. Holdings and its Subsidiaries shall continue to retain the Consultants pursuant to engagement letters approved by the Bankruptcy Court after the Agent and the Lenders have received notice and an opportunity to be heard; provided, that this Section 7.16 shall not apply to the Crisis Manager until 10 days after the entry of the Interim Order and provided further, that nothing herein shall be deemed to be a waiver of the right of the Agent or any Lender to object to the terms of either of the engagement letters.

            7.17 Payment of Obligation. Except as provided in the Bankruptcy Code or an applicable order of the Bankruptcy Court, each Credit Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except, so long as no material property or assets (other than money for such obligation and the interest or penalty accruing thereon) of the Credit Parties is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of each Credit Party.

            7.18  Cash Collateral Account.

                  (a) Each Credit Party hereby reaffirms its grant to the Collateral Agent for the benefit of the Lenders of a security interest in the Cash Collateral Account. Each of the Credit Parties agrees that it will continue to maintain the Cash Collateral Account which is under the sole dominion and control of the Collateral Agent. None of the Credit Parties nor any representative of any Credit Party will have any right to withdraw, transfer or give any directions with respect to any amounts on deposit in the Cash Collateral Account. No Credit Party will deposit any amounts into the Cash Collateral Account other than tax refunds, proceeds of the Collateral and other amounts required to be deposited therein in accordance with the terms of this Agreement and the other Credit Documents. The Collateral Agent will apply amounts on deposit in the Cash Collateral Account from time to time to the repayment of the Obligations in accordance with the provisions of this Agreement and the other Credit Documents.

                  (b) Each Credit Party will (i) take all such action as may be required or advisable, in the reasonable opinion of the Agent or the Required Lenders, to have the proceeds of any United States federal tax refunds to any Credit Party may be entitled deposited directly by the payor of such refunds into the Cash Collateral Account and (ii) immediately deposit in the Cash Collateral Account on the date of receipt, any United States federal tax refunds received by any Credit Party.

            7.19 Operations of Ampad Division. Within 45 days after the entry of the Interim Order, the Borrower shall advise the Agent as to its plan for the interim maintenance of operations of the Ampad division, which shall be satisfactory to the Agent and the Required Revolving Lenders or, if the Borrower shall have determined to cease operations of the Ampad division, the Borrower shall advise the Agent as to its plan for the sale of the assets of such division, which shall be satisfactory to the Agent and the Required Revolving Lenders. After the Borrower's retention of the Crisis Manager, any such plan shall be prepared by or under the supervision of the Crisis Manager.

            7.20 Corporate Overhead Reduction. Within 45 days after the entry of the Interim Order, the Borrower shall advise the Agent as to its plan for the permanent reduction of unallocated corporate overhead expenses, which shall be reasonably satisfactory to the Agent and the Required Revolving Lenders. After the Borrower's retention of the Crisis Manager, such plan shall be prepared by or under the supervision of the Crisis Manager.

            7.21 Operations of Forms and Creative Cards Divisions. Within twenty-one days after the entry of the Interim Order, the Borrower shall advise the Agent as to its plan for the interim maintenance of the operations of the Forms division or the Creative Cards divisions, which shall be satisfactory to the Agent and the Required Revolving Lenders or, if the Borrower shall have determined to cease operations of any such division, the Borrower shall advise the Agent as to its plan for the sale of the assets of such division, which shall be satisfactory to the Agent and the Required Revolving Lenders. After the Borrower's retention of the Crisis Manager, any such plan shall be prepared by or under the supervision of the Crisis Manager.

            7.22 Crisis Manager. Within 10 days after the entry of the Interim Order, the Borrower shall retain a crisis manager acceptable to the Agent and the Required Revolving Lenders (the "Crisis Manager") to advise and assist the Credit Parties in connection with the bankruptcy process and creditor relations, pursuant to a retention letter satisfactory to the Agent and the Required Revolving Lenders.

            7.23 Appraisal. Holdings shall deliver to the Agent, as soon as available and in any event within 15 days after the Effective Date, copies of the interim report and final report prepared by Norman Levy & Associates with respect to the appraisal of the assets (excluding real estate) of Holdings and its Subsidiaries. Each of the Credit Parties hereby irrevocably authorizes Norman Levy & Associates to discuss such reports and give the Agent and the Lenders access to the records of Norman Levy & Associates relating to such reports.

            7.24 Collateral Access Agreements. With respect to Eligible Inventory that is located on property that is either leased by a Borrowing Base Party or leased or owned by a warehousemen, such Borrowing Base Party shall use commercially reasonable efforts to deliver to the Agent a Collateral Access Agreement executed by the lessor or the warehousemen, as the case may be, of such property.

            SECTION 8. Negative Covenants. Holdings, WR Acquisition and the Borrower hereby covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

            8.1  Changes in Business.

                  (a) Holdings and its Subsidiaries will not, and will not apply to the Bankruptcy Court for authority to, engage in any business other than the businesses in which Holdings and its Subsidiaries are engaged in as of the Petition Date and activities directly related thereto, and similar or related businesses.

                  (b) Holdings will not engage in any business other than its ownership of the capital stock of WR Acquisition and Foreign Sales and those obligations of officers and employees of Holdings permitted by Section 8.6(e) and having those liabilities which it is responsible for under this Agreement, the other Documents to which it is a party and under any Permitted Holdings PIK Securities issued by it, provided that Holdings may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

                  (c) WR Acquisition will not engage in any business other than its ownership of the capital stock of the Borrower and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, provided that WR Acquisition may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law and (y) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

                  (d) The Receivables Entity will not engage in any business.

                  (e) Foreign Sales will not engage in any business other than having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, provided that Foreign Sales may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law and (y) entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

            8.2 Consolidation, Merger, Sale or Purchase of Assets, etc. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

                  (a) the Borrower and its Subsidiaries may, as lessee or lessor, enter into operating leases in the ordinary course of business with respect to real or personal property;

                  (b) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.9 or the Budget then in effect;

                  (c) the advances, investments and loans permitted pursuant to
Section 8.6;

                  (d) each of the Credit Parties may sell assets pursuant to the Sale Proposal and other assets with the prior written consent of the Required Lenders so long as the Net Cash Proceeds therefrom are applied in accordance with Sections 3.3(d) and 4.2(d);

                  (e) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (f) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

                  (g) the Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by the Borrower or its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

                  (h) the Borrower and its Domestic Subsidiaries that are Subsidiary Guarantors may sell or otherwise transfer inventory between or among themselves in the ordinary course of business for resale by the Borrower or such Domestic Subsidiaries, as the case may be, so long as the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Agreement in the inventory so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

                  (i) the Borrower and its Domestic Subsidiaries that are Subsidiary Guarantors may sell or otherwise transfer accounts receivable between or among themselves in the ordinary course of business so long as the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Agreement in the accounts receivable so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

                  (j) any Domestic Subsidiary of the Borrower that is a Subsidiary Guarantor may transfer assets (other than accounts receivable and inventory) to the Borrower or to any other Domestic Subsidiary of the Borrower that is a Subsidiary Guarantor so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

                  (k) any Domestic Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

                  (l) any Domestic Subsidiary of the Borrower that is a Subsidiary Guarantor may merge with and into, or be dissolved or liquidated into, any Wholly-Owned Domestic Subsidiary of the Borrower that is a Subsidiary Guarantor (other than the Receivables Entity) so long as (i) such Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

                  (m) leases or subleases granted by the Borrower or any of its Subsidiaries to third Persons in the ordinary course or business and not interfering in any material respect with the business of the Borrower or any of its Subsidiaries; and

                  (n) WR Acquisition may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of WR Acquisition shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation).

            8.3 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, or apply to the Bankruptcy Court for authority to do the foregoing, except for the following (collectively, the "Permitted Liens"):

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                  (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens created by or pursuant to this Agreement and the Security Documents;

                  (d) (i) Liens in favor of the Prepetition Agent securing Indebtedness permitted under Section 8.4(i) and (ii) other Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex IX, without giving effect to any extensions or renewals thereof;

                  (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.9;

                  (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

                  (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

                  (j) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

                  (k) Liens (i) granted by the Designated Credit Parties in favor of the Receivables Entity consisting of UCC-1 financing statements filed to effect the sale of accounts receivable and related assets pursuant to the Accounts Receivable Facility Documents, (ii) granted by the Receivables Entity on those accounts receivable and related assets acquired by it pursuant to the Accounts Receivable Facility Documents to the extent that such Liens are created by the Accounts Receivable Facility Documents and (iii) consisting of the right of setoff granted to any financial institution acting as a lockbox bank in connection with the Accounts Receivable Facility; provided, that the Liens described in this clause (n) shall only attach to accounts receivable arising before the Accounts Receivable Facility Purchase Agreement was terminated.

            8.4 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness or apply to the Bankruptcy Court for authority to do so, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Annex VII, without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (c) Indebtedness of the Borrower and the Subsidiary Guarantors incurred under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $130,000,000;

                  (d) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.6(g);

                  (e) Indebtedness of Holdings under the Shareholder Subordinated Notes;

                  (f) Indebtedness consisting of guaranties (x) by the Borrower of Indebtedness, leases and other contractual obligations permitted to be incurred by Domestic Subsidiaries of the Borrower that are Subsidiary Guarantors and (y) by Domestic Subsidiaries of the Borrower (other than the Receivables Entity) of Indebtedness, leases and other contractual obligations permitted to be incurred by the Borrower or other Domestic Subsidiaries of the Borrower that are Subsidiary Guarantors;

                  (g) Indebtedness of the Receivables Entity under the Accounts Receivable Facility Documents that was incurred prior to the termination of the Accounts Receivable Facility Purchase Agreement;

                  (h) Indebtedness consisting of a guaranty by the Borrower of the obligations of the other Designated Credit Parties under the Accounts Receivable Facility Documents that was incurred prior to the termination of the Accounts Receivable Facility Purchase Agreement; and

                  (i) Indebtedness of the Borrower and its Subsidiaries incurred under the Existing Credit Agreement and outstanding on the date hereof.

            8.5 Designated Senior Debt. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, designate any Indebtedness (other than the Obligations and the Existing Credit Agreement Debt) as "Designated Senior Debt" for purposes of, and as defined in, the Senior Subordinated Note Indenture.

            8.6 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents or apply to the Bankruptcy Court for authority to do any of the foregoing, except:

                  (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents, and Foreign Subsidiaries of the Borrower also may invest in Foreign Cash Equivalents ; provided that 100% of all cash and Cash Equivalents held by the Borrower and its Subsidiaries (other than the Receivables Entity) at any time, including without limitation cash and Cash Equivalents pledged or deposited in accordance with Section 8.3(f), must be held in one or more accounts maintained with the Agent or a Lender;

                  (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

                  (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (d) advances, loans and investments in existence on the Petition Date and listed on Annex V shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Petition Date but only to the extent such further obligations are described on such Annex V);

                  (e) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock so long as no cash is paid by Holdings or any of its Subsidiaries in connection with the acquisition of any such obligations;

                  (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

                  (g) the Borrower may make intercompany loans and advances to any of its Domestic Subsidiaries (other than the Receivables Entity) that are Subsidiary Guarantors and any Subsidiary of the Borrower (other than the Receivables Entity) may make intercompany loans and advances to the Borrower or any Domestic Subsidiary of the Borrower (other than the Receivables Entity) that is a Subsidiary Guarantor (collectively, "Intercompany Loans"), provided, that
(x) each Intercompany Loan made by a Foreign Subsidiary to the Borrower or a Domestic Subsidiary of the Borrower shall contain the subordination provisions set forth on Exhibit J, (y) each Intercompany Loan shall be evidenced by an Intercompany Note and (z) each such Intercompany Note (other than Intercompany Notes held by Foreign Subsidiaries of the Borrower) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

                  (h) the Borrower and its Subsidiaries may acquire and hold promissory notes and/or equity securities issued by the purchaser or purchasers in connection with the sale of assets to the extent permitted under Section 8.2(d);

                  (i) Holdings may make equity contributions to the capital of WR Acquisition, and WR Acquisition may make equity contributions to the capital of the Borrower;

                  (j) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Sections 8.2(h), (i) and (j);

                  (k) the Borrower and the other Designated Credit Parties may hold one or more Receivables Purchase Money Notes issued by the Receivables Entity in respect of purchases of accounts receivable prior to the termination of the Accounts Receivable Facility Purchase Agreement so long as such Receivables Purchase Money Notes have been duly pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement;

                  (l) the Receivables Entity may invest those accounts receivable purchased from the Designated Credit Parties prior to the termination of the Accounts Receivable Facility Purchase Agreement in the master trust for the Accounts Receivable Facility pursuant to, and in accordance with the terms of, the Accounts Receivable Facility Documents.

            8.7 Dividends, etc. Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends") or apply to the Bankruptcy Court for authority to do so, except that:

                   (i) any Subsidiary of the Borrower may pay Dividends to the
            Borrower or any Wholly-Owned Subsidiary of the Borrower;

                  (ii)  [Intentionally Omitted];

                  (iii) [Intentionally Omitted];

                  (iv) the Borrower may pay cash Dividends to WR Acquisition, which in turn shall immediately use such cash proceeds to pay cash Dividends to Holdings so long as the cash proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, provided that such costs and expenses shall be as set forth in the Budget and the aggregate amount of cash Dividends paid pursuant to this clause (iv) shall at no time during any fiscal year of the Borrower exceed $100,000; and

                   (v) the Borrower may pay cash Dividends to WR Acquisition, which in turn shall immediately use such cash proceeds to pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided that (x) the amount of cash Dividends paid pursuant to this clause (v) to enable Holdings to pay federal income taxes at any time shall not exceed, when added to the amount of payments made pursuant to the Holdings Tax Allocation Agreement for such purposes, the lesser of (A) the amount of such federal income taxes owing by Holdings at such time for the respective period and (B) the amount of such federal income taxes that would be owing by the Borrower and its Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the Borrower and (y) any refunds shall promptly be delivered to the Collateral Agent.

            8.8 Transactions with Affiliates. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be reasonably expected to be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any event be permitted: (i) Holdings and its Domestic Subsidiaries may enter into the Holdings Tax Allocation Agreement and may make payments thereunder (subject to the limitations set forth in Section 8.7(v)); and (ii) transactions between or among the Borrower and its Subsidiaries to the extent that such transactions are otherwise permitted under this Agreement.

            8.9 Capital Expenditures. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, make any Capital Expenditures, except for Capital Expenditures contemplated by the Budget then in effect and which are necessary to maintain the assets of the Credit Parties in good working order and repair.

            8.10 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period set forth below to be less than the amount set forth opposite such period below:

                             Period                           Minimum
                             ------                     Consolidated EBITDA
                                                        -------------------
            1/1/00-2/29/00                                       $ (4,802,000)
            1/1/00-3/31/00                                         (6,032,000)
            1/1/00-4/30/00                                         (6,079,000)
            1/1/00-5/31/00                                         (6,635,000)
            1/1/00-6/30/00                                         (5,760,000)

            8.11 Maximum Inventory Amount. Holdings will not permit the book value of all Inventory on the last day of any fiscal quarter to be greater than the amount set forth opposite such period below:


                    Fiscal Quarter Ended                      Maximum
                    --------------------                 Inventory Amount
                                                         ----------------
            1/31/00                                              $ 115,627,000
            2/29/00                                                112,517,000
            3/31/00                                                101,520,000
            4/30/00                                                 99,208,000
            5/31/00                                                100,100,000
            6/30/00                                                 97,421,421


            8.12  [Intentionally Omitted].

            8.13 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to:

                   (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Senior Subordinated Note or any Permitted Holdings PIK Security;

                  (ii) make (or give any notice in respect of) any prepayment or redemption of any Senior Subordinated Note as a result of any asset sale, change of control or similar event (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due any Senior Subordinated Note);

                  (iii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note;

                  (iv) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note Document;

                   (v) amend, modify or change in any way adverse to the
            interests of the Lenders, any Tax Agreement, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws;

                  (vi) amend or modify, or permit the amendment or modification of, any provision of any Accounts Receivable Facility Document in a manner adverse to the interests of the Lenders;

                  (vii) issue any class of capital stock other than
            non-redeemable common stock; and

                  (viii) amend or modify, or permit the amendment or
            modification of, any provision of any Permitted Holdings PIK Security in any manner inconsistent with the definition of Permitted Holdings PIK Security.

            8.14 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (b) make loans or advances to Holdings or any of Holdings' Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) the Senior Subordinated Note Documents, (vi) the agreements evidencing the Existing Indebtedness that remain outstanding after the Petition Date, (vii) customary provisions restricting the transfer of assets subject to Liens permitted under
Section 8.3(k), and (viii) the Existing Credit Documents.

            8.15 Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, establish, create or acquire after the Initial Borrowing Date any Subsidiary.

            8.16  [Intentionally Omitted].

            8.17 Additional Bank Accounts. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, at any time open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts listed on Annex III, Securities Accounts that comply with the terms of Section 8.18 or as otherwise agreed to in writing by the Agent.

            8.18 Securities Accounts. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, establish or maintain any Securities Account unless the Agent shall have received a Control Agreement in respect of such Securities Account, duly executed by the Credit Party and the securities intermediary parties thereto that is in full force and effect.

            8.19 Chapter 11 Claims. Except for the Carve-Out or as otherwise provided in the Security Documents, Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for the authority to, incur, create, assume, suffer to exist or permit any other Super-priority Claim or Lien which is pari passu with or senior to (a) the claims of the Collateral Agent and the Lenders granted pursuant to the Security Documents or (b) other than for claims referenced in clause (a), the claims of the Prepetition Agent and the Existing Lenders granted pursuant to the Security Documents.

            8.20 Use of Proceeds. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for the authority to
(a) use the proceeds of the Loans or any Letter of Credit for purposes other than those detailed in Section 6.5 and the Budget in effect, or (b) use the proceeds of the Loans, any Letter of Credit, the Existing Lenders' Cash Collateral, or the Carve-Out or the Collateral to investigate, commence or prosecute any action or objection with respect to (i) the claims of the Prepetition Agent or the Existing Lenders against the Borrower or the Guarantors or the Prepetition Agent's or the Existing Lenders' Liens which secure the Prepetition Obligations or (ii) the Super-priority Claim or Liens granted to the Agent and the Lenders pursuant to the Security Documents and the Orders; provided, that Holdings and its Subsidiaries may use up to $75,000 of proceeds of the Loans in the aggregate to investigate any such action or objection.

            8.21 Prepetition Payments. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to
(a) make any payment in respect of pre-Petition Date Indebtedness including payments to pre-Petition Date vendors (other than as permitted by the Orders),
(b) amend, modify or change any agreement or document relating to any pre-Petition Date Indebtedness, and (c) make any payment on any post-Petition Date Indebtedness outside the Borrower's ordinary course of business; provided, however, that the Credit Parties may make the payments specifically contemplated in the first day orders referred to in Section 5.1(b) so long as such payments are consistent with the applicable Budget and the terms of this Agreement.

            8.22 Employment Matters. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to
(a) make any material adverse change to the severance arrangements currently in effect for their respective employees, and (b) pay, or enter into any agreement to pay, any retention, stay or similar payment to its employees other than payments constituting the Retention Payments in accordance with any agreements or plans approved by the Agent and the Required Lenders.

            8.23 Leases. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, enter into any agreements to rent or lease any real property, or assume the obligations under any such agreements entered into prior to the Petition Date, in either case without the prior written consent of the Agent and the Required Lenders (other than the assumption of any existing lease in respect of property described on Annex IV hereto) on material terms no less favorable to such Credit Party, as the case may be, than the terms of such lease on the Effective Date, taken as a whole.

            8.24  Reclamation Claims; Bankruptcy Code " 546(g) Agreements.

                  (a) Unless otherwise agreed by the Required Lenders, Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, make any payments or transfer any property on account of claims asserted by any vendors of Holdings or any Subsidiary for reclamation in accordance with UCC Section 2-702 and Section 546(c) of the Bankruptcy Code.

                  (b) Unless otherwise agreed by the Required Lenders, Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of Inventory to any vendor pursuant to Section 546(g) of the Bankruptcy Code.

            8.25 Excess Cash. Holdings will not, will not permit any of its Subsidiaries to, and will not apply to the Bankruptcy Court for authority to, maintain in the aggregate in all deposit or similar accounts (other than the Blocked Account, the Concentration Account, disbursement accounts and payroll accounts) total cash balances in excess of $1,000,000 at any time during which any Revolving Loans are outstanding, except for amounts which are required to be applied to repay amounts owing under the Accounts Receivable Facility Purchase Agreement provided that such amounts are promptly so applied.

            8.26 Refinancing of Revolving Loans. Holdings will not, will not permit any of its Subsidiaries to and will not apply to the Bankruptcy Court for authority to, refinance any or all of the Revolving Loans unless all of the Term Loans are simultaneously refinanced.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            9.1 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for two or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

            9.2 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.3 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1(d), (e), (f), (m) or (i), 7.3, 7.11, 7.14, 7.16 or 8, or (b)
default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.1, 9.2 or clause (a) of this Section 9.3) contained in this Agreement and such default shall continue unremedied for a period of at least 10 days after notice to the defaulting party by the Agent or the Required Lenders; or

            9.4  Default Under Other Agreements.

                  (a) Holdings or any of its Subsidiaries shall, after the Petition Date, (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall, other than as a result of the commencement of the Cases, be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

            9.5  Bankruptcy, etc.

                  (a) (i) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or (ii) a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases;

                  (b) (i) An order of the Bankruptcy Court shall be entered granting another Super-priority Claim or Lien pari passu with or senior to that granted (x) to the Collateral Agent and the Lenders pursuant to this Agreement and the Orders, or (y) to the Existing Lenders pursuant to the Interim Order (other than pursuant to clause (x) above), (ii) unless the Agent and the Required Revolving Lenders otherwise agree, an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either of the Orders (x) in respect of the Total Revolving Outstandings, the Total Revolving Loan Commitment, the Total Term Loan Commitment or the Term Loans, or (y) in respect of the grant of adequate protection pursuant to Section 1.14(b) or the Interim Order, without the Prepetition Agent's and the Required Lenders' consent, or (iii) the Existing Lenders' Cash Collateral shall be used in a manner inconsistent with either of the Orders;

                  (c) Unless all of the Lenders otherwise agree, an order of a court of competent jurisdiction shall be entered reversing, staying, vacating or rescinding either of the Orders;

                  (d) An order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner having enlarged powers relating to the operation of the business of Holdings or any of its Subsidiaries (powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under
Section 1106(b) of the Bankruptcy Code;

                  (e) Holdings or any of its Subsidiaries shall make any payments of Indebtedness relating to Prepetition Date obligations other than (i) as permitted under the Orders or the orders entered in accordance with Section 5.1(b), (ii) pre-Petition Date wages and benefits which are payable with the approval of the Bankruptcy Court and sales tax and employee withholding taxes which have been collected by the Borrower but not yet paid, (iii) as otherwise permitted under this Agreement or (iv) in connection with the assumption of any contract or lease approved by the Bankruptcy Court;

                  (f) The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any asset or assets of Holdings or any of its Subsidiaries which have a value in excess of $3,000,000 in the aggregate, but only if concomitantly therewith such relief shall not have also been granted to the Agent and the Lenders;

                  (g) The filing of any pleading by Holdings or any of its Subsidiaries seeking, or otherwise consenting to, any of the matters set forth in paragraphs (a) through (f) of this Section 9.5;

                  (h) Holdings or any of its Subsidiaries shall file a Plan of Reorganization not supported by the Agent and the Required Lenders;

                  (i) The entry of the Final Order shall not have occurred within 30 days after the Petition Date; or

                  (j) Holdings or any of its Subsidiaries shall file any pleading seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the claims asserted by the Existing Agent or the Existing Lenders with respect to the Prepetition Obligations or the Liens granted to secure the Prepetition Obligations or (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any property which secures the Prepetition Obligations.

            9.6  ERISA.

                  (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees and other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events will have a Material Adverse Effect; or

            9.7 Security Documents. (a) Except in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

            9.8 Guaranties. The Guaranties or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

            9.9 Judgments. One or more judgments or decrees shall be entered after the Petition Date against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $2,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            9.10  Ownership.  A Change of Control Event shall have occurred;
or

            9.11 Environmental Violations. It shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that Holdings or any of its Subsidiaries is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws or regulations the payment of which could have a Material Adverse Effect; or

            9.12 Net Cash Flow Deviation. Holdings and its Subsidiaries (on a consolidated basis) shall have unfavorably deviated, as of any date of determination, by more than 10% (on a cumulative basis) from the projected net cash flow as set forth in the Budget in effect on such date; or

            9.13 Disbursements Deviation. Holdings and its Subsidiaries (on a consolidated basis) shall have unfavorably deviated, as of any date of determination, by more than 10% (on a cumulative basis) from the projected disbursements as set forth in the Budget in effect on such date; or

            9.14 Material Adverse Effect. There shall have occurred an event or condition that has had a Material Adverse Effect;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, and without further order of or application to the Bankruptcy Court: the Agent shall, upon the written request of the Required Revolving Lenders, by written notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee), take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided, that with respect to clause (vi) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (iii) below, the Agent shall provide the Credit Parties (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and all Obligations in respect of Revolving Loans owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), upon five Business Days' notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases), any or all of the Liens and security interests created pursuant to the Security Documents and the Orders;
(iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, to pay) into the Cash Collateral Account such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to 105% of the aggregate Stated Amount of all Letters of Credit then outstanding and, to the extent the Borrower shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Credit Parties maintained with the Agent in such amount for the deposit of such amounts in the Cash Collateral Account; and (vi) set-off amounts in the Cash Collateral Account, the Concentration Account or any other accounts of the Credit Parties and apply such amounts to the Obligations of the Credit Parties hereunder and under the other Credit Documents; provided, however, that any proceeds of Collateral or other amounts received by any Lender or the Agent shall be applied in accordance with the Super-priority Claim and the Lien priorities set forth in Section 1.14 and 12.19.

On or after the Termination Date (or upon the occurrence of an Event of Default if the Maturity Date occurs before the Termination Date) and without further order of or application to the Bankruptcy Court: the Agent shall, upon the written request of the Required Term Lenders, by written notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee), take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (iii) below, the Agent shall provide the Credit Parties (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby):
(i) declare the Total Term Loan Commitment terminated, whereupon the Term Loan Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Term Loans and all Obligations in respect of Term Loans and Existing Letters of Credit owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), upon five Business Days' notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases), any or all of the Liens and security interests created pursuant to the Security Documents and the Orders; (iv) set-off amounts in the Cash Collateral Account, the Concentration Account or any other accounts of the Credit Parties and apply such amounts to the Obligations of the Credit Parties hereunder and under the other Credit Documents; (v) terminate any Existing Letter of Credit which may be terminated in accordance with its terms; and (vi) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, to pay) into the Cash Collateral Account such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Existing Letters of Credit then outstanding, equal to 105% of the aggregate Stated Amount of all Existing Letters of Credit then outstanding and, to the extent the Borrower shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Credit Parties maintained with the Agent in such amount for the deposit of such amounts in the Cash Collateral Account; provided, however, that any proceeds of Collateral or other amounts received by any Lender or the Agent shall be applied in accordance with the Super-priority Claim and the Lien priorities set forth in Sections 1.14 and

12.19.

            SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Accounts" shall mean, with respect to any Person, all present and future accounts, contract rights and other rights to payment for property sold or leased (whether or not delivered) or for services rendered, whether or not they have been earned by performance, and any letter of credit, guarantee, security interest or other security held by or granted to secure payment by an account debtor.

            "Accounts Borrowing Base" shall mean, on any day, an amount up to 85% of the outstanding Eligible Accounts Receivable of the Borrower and the Subsidiary Guarantors on such day.

            "Accounts Receivable Facility" shall mean the Series 1996-1 Supplement to Pooling and Servicing Agreement, dated as of May 24, 1996, among the Receivables Entity, as transferor, the Borrower, as servicer, and Manufacturers and Traders Trust Company, as trustee, as the same may be amended, modified, supplemented, increased, refinanced or replaced from time to time.

            "Accounts Receivable Facility Documents" shall mean the Accounts Receivable Facility Purchase Agreement, the Certificate Purchase Agreement (Series 1996-1 Class A), the Certificate Purchase Agreement (Series 1996-1 Class
B), the Accounts Receivable Facility Pooling and Servicing Agreement and each of the other documents and agreements entered into in connection therewith, including all documents and agreements relating to the issuance, funding and/or purchase of Investor Certificates and Purchased Interests, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time.

            "Accounts Receivable Facility Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of May 24, 1996, among the Receivables Entity, as transferor, the Borrower, as servicer, and Manufacturers and Traders Trust Company, as trustee, as the same may be amended, modified, supplemented, refinanced or replaced from time to time.

            "Accounts Receivable Facility Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of May 24, 1996, among the Borrower and the other Designated Credit Parties, as sellers, and the Receivables Entity, as buyer, as the same may be amended, modified, supplemented, refinanced or replaced from time to time.

            "Additional Security Documents" shall have the meaning provided in
Section 7.11.

            "Additional Subsidiaries" shall mean American Pad & Paper Sales Company, Inc., AP&P Financing Company, Inc., AP&P Manufacturing, Inc. and American Pad and Paper Foreign Sales Corporation.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise, it being understood that the Receivables Entity shall not be an Affiliate of Holdings or any of its Subsidiaries until such time as the Borrower and its Subsidiaries own 100% of the capital stock of the Receivables Entity.

            "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 11.10.

            "Agreement" shall mean this Debtor-in-Possession Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

            "Applicable Base Rate Margin" shall mean a percentage per annum equal to (i) 3% with respect to the Term Loans and (ii) 2.50% with respect to all other Loans.

            "Applicable Commitment Fee Percentage" shall mean a percentage per annum equal to .50%.

            "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Sections 8.2 (e), (f), (g) and (i).

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

            "Authorized Officer" shall mean the Chief Executive Officer or the Chief Financial Officer of Holdings or the Borrower.

            "Bain Affiliates" shall mean any Affiliate of Bain Capital, provided that for purposes of the definition of "Change of Control Event", the term Bain Affiliate shall not include (x) any portfolio company of either Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of Holdings or any of its Subsidiaries that is not also a partner or stockholder of Bain Capital on the Effective Date.

            "Bain Capital" shall mean Bain Capital, Inc., a Delaware corporation.

            "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

            "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

            "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (y) the Prime Lending Rate.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.8(a).

            "Blocked Account" shall have the meaning provided in the Blocked Account Agreement.

            "Blocked Account Agreement" shall mean the Blocked Account Agreement in the form of Exhibit O, as amended, supplemented or otherwise modified from time to time.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date, (ii) the borrowing of Revolving Loans from all of the Revolving Lenders on a given date and (iii) the borrowing of Term Loans from all of the Term Lenders on a given date.

            "Borrowing Base" shall mean, on any day, subject to Section 1.1(d), an amount equal to the sum of (a) the Accounts Borrowing Base on such day and
(b) the Inventory Borrowing Base on such day.

            "Borrowing Base Certificate" shall have the meaning given to such term in Section 7.1(d).

            "Borrowing Base Parties" shall mean the Borrower and the Subsidiary Guarantors.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Budget" shall mean the cash flow projections prepared by or under the supervision of the Crisis Manager (following the Borrower's retention of the Crisis Manager) or an Authorized Officer of Holdings (prior to the Borrower's retention of the Crisis Manager) on a consolidated basis, showing (on a line-item basis) weekly anticipated cash receipts and expenditures of Holdings and its Subsidiaries for the four-week period commencing on the date of such projections which shall be itemized in sufficient detail including line items for Post-Petition Date vendor payments, payroll, interest, professional fees, capital expenditures, rationalization costs, retention payments and payments of prepetition and "involuntary gap" liabilities to critical vendors; provided, however that Holdings shall submit an amended Budget for approval by the Agent no later than 5:00 P.M.

(New York time) on Tuesday of each week pursuant to Section 7.1(d)(iii). If there is no objection to such amended Budget from the Agent within two Business Days, such amended Budget shall be deemed to be the Budget in effect after such time. If the Agent objects to such amended Budget within two Business Days the previous Budget shall, until there is an agreement between the Borrower and the Agent on an amended Budget, be deemed to be in force and effect as the Budget.

            "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person.

            "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Carve-Out" shall have the meaning provided in Section 1.14(a); provided, that the amount of the Carve-Out shall be set forth in the Orders.

            "Cases" shall have the meaning set forth in the introductory paragraph of this Agreement.

            "Cash Collateral" shall have the meaning provided in Section 363(a) of the Bankruptcy Code, excluding cash actually applied to repay amounts owing under the Accounts Receivable Facility Purchase Agreement.

            "Cash Collateral Account" shall mean the account established with Bankers Trust Company which is in the name (and under the sole dominion and control) of the Collateral Agent, and any other cash collateral account maintained with, and under the sole dominion and control of, the Collateral Agent.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

            "Certificate Purchase Agreement (Series 1996-1 Class A)" shall mean the Revolving Certificate Purchase Agreement (Series 1996-1 Class A), dated as of May 24, 1996, among the Receivables Entity, the Borrower, as the initial servicer, the purchasers party thereto, and BTCo, as Agent, as the same may be amended, modified, supplemented, refinanced or replaced from time to time.

            "Certificate Purchase Agreement (Series 1996-1 Class B)" shall mean the Revolving Certificate Purchase Agreement (Series 1996-1 Class B), dated as of May 24, 1996, among the Receivables Entity, the Borrower, as the initial servicer, the purchasers party thereto, and BTCo, as Agent, as the same may be amended, modified, supplemented, refinanced or replaced from time to time.

            "Change of Control Event" shall mean (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in WR Acquisition's capital stock or (b) WR Acquisition shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (c) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the (Effective Date), other than Bain Capital and/or the Bain Affiliates, shall
(A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in Holdings' capital stock or (B) obtained the power (whether or not exercised) to elect a majority of Holdings' directors or (d) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (e) a "change of control" or similar event shall occur as provided in the Senior Subordinated Note Indenture.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties and all cash and Cash Equivalents delivered as collateral.

            "Collateral Access Agreements" shall mean any landlord waivers, mortgagee waivers, bailee letters or any similar acknowledgment agreements of any warehouseman or processor in possession of Inventory, in each case substantially in the form of Exhibit I with such changes thereto as are acceptable to the Agent.

            "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

            "Commitment" shall mean any of the commitments of any Lender, whether a Revolving Loan Commitment or a Term Loan Commitment.

            "Commitment Fee" shall have the meaning provided in Section 3.1(a).

            "Concentration Account" shall have the meaning provided in the Concentration Account Agreement.

            "Concentration Account Agreement" shall mean the Concentration Account Agreement in the form of Exhibit P, as amended, supplemented or otherwise modified from time to time.

            "Confirmation Order" shall mean an order of the Bankruptcy Court confirming a Reorganization Plan.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before total interest expense (inclusive of amortization of deferred financing fees and any original issue discount) of the Borrower and its Subsidiaries determined on a consolidated basis and provisions for taxes based on income, and determined (i) without giving effect to any extraordinary gains or losses from sales of assets sold outside the ordinary course of business but with giving effect to gains or losses from sales of assets sold in the ordinary course of business, (ii) without giving effect to any impact from the LIFO method of inventory accounting, (iii) without giving effect to any noncash charge deducted in determining Consolidated Net Income for such period and related to the issuance by Holdings or any of its Subsidiaries of stock, warrants or options to management (or any exercise of any such warrants or options) and (iv) without giving effect to any charges deducted in determining Consolidated Net Income for such period and related to the employee retention program of Holdings and its Subsidiaries and post-Petition Date professional fees.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense that were deducted in determining Consolidated EBIT for such period, it being understood and agreed, however, that Consolidated EBITDA shall be determined without giving effect to any Restructuring Charges otherwise deducted in determining Consolidated EBITDA for such period.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries (including as a Subsidiary for this purpose the Receivables Entity although the definition of Subsidiary might require otherwise) on a consolidated basis for such period taken as a single accounting period.

            "Consultants" shall mean Lazard Freres & Co. LLC, the Crisis Manager or such other advisors as the Borrower may select and as may be acceptable to the Agent and the Required Lenders.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

            "Control Agreement" shall mean a control agreement, in form and substance satisfactory to the Agent, among Holdings or one of its Subsidiaries, the Agent and the applicable securities intermediary with respect to the applicable Securities Account and the investment property maintained in such Account.

            "Credit Documents" shall mean this Agreement, the Notes, the Guaranties, each Security Document and all other documents and instruments executed in connection therewith, as such documents and instruments may be amended, supplemented or otherwise modified from time to time.

            "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

            "Credit Party" shall mean Holdings, WR Acquisition, the Borrower and each Subsidiary Guarantor.

            "Crisis Manager" shall have the meaning provided in Section 7.22.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Designated Credit Parties" shall mean the Borrower and those Subsidiary Guarantors that are from time to time party to the Accounts Receivable Facility Documents.

            "Dividends" shall have the meaning provided in Section 8.7.

            "Documents" shall mean the Credit Documents and the Existing Credit Documents.

            "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

            "Effective Date" shall have the meaning provided in Section 12.10.

            "Eligible Accounts Receivable" shall mean Accounts of the Borrowing Base Parties payable in Dollars and deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, chargebacks, or other allowances (including accrued but unapplied customer rebates or other customer offsets) and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

            (a) it arises out of a sale made by a Borrowing Base Party to an Affiliate; or

            (b) the Account is unpaid more than 60 days after the original payment due date; or

            (c) the Account is unpaid more than 90 days after the date of the original invoice, other than an Account with standard terms, consistent with past practice, that permit such Account to be paid beyond 90 days after the date of the original invoice, in which case such Account shall not be deemed to be an Eligible Account Receivable if it is unpaid beyond such longer period after the date of the original invoice; or

            (d) it is from the same account debtor (or any Affiliate thereof) and 25% or more, in face amount, of all Accounts from such account debtor (or any Affiliate thereof) are ineligible pursuant to (b) or (c) above; or

            (e) (i) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to a Borrowing Base Party, which has not been resolved, to the extent of the amount of such dispute or claim, or (iii) the Account otherwise is or may become subject to any legal right of setoff by the account debtor, to the extent of the amount of such setoff; provided, that up to $1,250,000 of Accounts owing by each of Unisource and XPEDX (each, a "Specified Account Debtor") shall not be deemed to be ineligible under clause
(ii) above unless such Specified Account Debtor exercises any setoff or similar rights against a Borrowing Base Party in which case all of the Accounts owing by such Specified Account Debtor shall be deemed to be ineligible; or

            (f) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation, or if the account debtor has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless the payment of Accounts from such account debtor is secured in a manner satisfactory to the Agent or, if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

            (g) the sale is to an account debtor outside of the continental United States, unless either (i) the Account is denominated in United States dollars and the account debtor is an Affiliate of a domestic account debtor of a Borrowing Base Party or (ii) the account debtor thereon has supplied the applicable Borrowing Base Party with an irrevocable letter of credit in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent and which has been duly pledged to the Agent (together with sufficient documentation to permit direct draws by the Agent); or

            (h) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

            (i) the Agent determines in its Permitted Discretion that collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

            (j) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. " 3727 et seq.); or

            (k) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the applicable Borrowing Base Party and accepted by the account debtor or the Account otherwise does not represent a final sale; or

            (l) the Account does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended; or

            (m) the Collateral Agent does not have a valid and perfected first priority security interest in such Account or the Account does not otherwise conform to the representations and warranties contained in this Agreement or the other Credit Documents.

            "Eligible Inventory" shall mean Inventory of the Borrowing Base Parties (other than Excluded Inventory) deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of cost or market on a basis consistent with the applicable Borrowing Base Party's current and historical accounting practice, less any goods returned or rejected by such Borrowing Base Party's customers and goods in transit to third parties (other than to such Borrowing

Base Party's agents and warehouses that are not excluded pursuant to clause (b) below), less any reserves otherwise required by the Agent pursuant to Section 1.1(d), and less any Inventory that the Agent determines to be ineligible pursuant to Section 1.1(d). Unless otherwise approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if:

            (a) the Inventory is not owned solely by a Borrowing Base Party and with respect to which such Borrowing Base Party does not have good, valid and marketable title; or

            (b) [Intentionally Omitted]; or

            (c) the Inventory is not subject to a perfected first priority Lien in favor of the Collateral Agent except, with respect to Eligible Inventory stored at sites described in clause (b) above, for Liens for normal and customary warehouseman charges; or

            (d) the Inventory is not located in the United States; or

            (e) the Inventory is on consignment, is demonstration inventory, is obsolete or slow moving or the Inventory does not otherwise conform to the representations and warranties contained in this Agreement or the other Credit Documents.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Emergency Order" shall mean an order of the Bankruptcy Court entered in the Cases Authorizing Emergency Borrowing Secured By Liens on Property of the Debtor's Estates Pursuant to Section 364(c) of the Bankruptcy Code dated January 14, 2000.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to Holdings or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition ("collectively, Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Event of Default" shall have the meaning provided in Section 9.

            "Excluded Inventory" shall mean (a) sub-assembly Inventory of the Ampad division, (b) Inventory of the Creative Card division, (c) work-in-process, (d) packaging and supplies, (e) Inventory in-transit, (f) temporary stock keeping items made to customer specifications, (g) discontinued raw materials and finished goods, (h) steel coils, (i) Inventory located at subcontractors and (j) Inventory rejected by customers.

            "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Existing Credit Agreement Debt" shall mean the "Obligations" of the "Credit Parties" under the "Credit Documents" as such terms are defined in the Existing Credit Agreement as in effect on the date hereof.

            "Existing Credit Documents" shall mean the Existing Credit Agreement and all documents and instruments executed or delivered in connection therewith, as amended, supplemented or otherwise modified from time to time.

            "Existing Indebtedness" shall have the meaning provided in Section 6.23.

            "Existing Lender Debt" shall have the meaning provided in the recitals to this Agreement.

            "Existing Lenders" shall mean the financial institutions party as lenders to the Existing Credit Agreement on the Petition Date.

            "Existing Letters of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all Existing Letters of Credit and (ii) the aggregate amount of all unpaid obligations in respect of all Existing Letters of Credit.

            "Existing Letters of Credit" shall mean each of the letters of credit listed on Annex VIII and which were issued under the Existing Credit Agreement and are outstanding on the Effective Date, including any renewals of any of the foregoing.

            "Facing Fee" shall have the meaning provided in Section 3.1(c).

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.1.

            "Final Maturity Date" shall mean the earliest to occur of (i) the Maturity Date, as the same may be extended in accordance with the terms hereof,
(ii) the Termination Date and (iii) the effective date of the Reorganization
Plan.

            "Final Order" shall mean an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement (including, without limitation, Section 1.1(e)) and the other Credit Documents and granting the Liens and Super-priority Claims described in the Security Documents in favor of the Agent and the Lenders, substantially in the form of, and containing substantially similar provisions as, the Interim Order and otherwise in form and substance satisfactory to the Agent and the Required Lenders.

            "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Sales" shall mean American Pad and Paper Foreign Sales Corporation, a Barbados corporation.

            "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

            "Guaranteed Creditors" shall mean and include each of the Agent, the Collateral Agent, the Lenders and each Letter of Credit Issuer.

            "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to each Lender, and Loans made under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender, the Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower.

            "Guarantor" shall mean each Parent Guarantor and each Subsidiary Guarantor.

            "Guaranty" shall mean and include each of the Parents Guaranty and the Subsidiary Guaranty.

            "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

            "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

            "Holdings Common Stock" shall have the meaning provided in Section 6.15.

            "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated as of October 31, 1995, among Holdings and its Domestic Subsidiaries.

            "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, and (vii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

            "Intercompany Loan" shall have the meaning provided in Section
8.6(g).

            "Intercompany Notes" shall mean promissory notes, in the form of Exhibit L, evidencing Intercompany Loans.

            "Interim Order" shall mean an order of the Bankruptcy Court entered in the Cases after the conclusion of the preliminary hearing under Bankruptcy Rule 4001(c) (I) Authorizing Secured Postpetition Financing on a Superpriority Basis Pursuant to 11 U.S.C. " 364, (II) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. " 3636, (III) Granting Adequate Protection Pursuant to 11 U.S.C. "" 363 and 364, and (IV) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(c) and otherwise in form and substance satisfactory to the Agent and the Required Lenders.

            "Inventory" shall mean all of the Borrowing Base Parties', inventory, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the businesses of the Borrowing Base Parties; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Borrowing Base Parties.

            "Inventory Borrowing Base" shall mean, on any day, an amount up to 50% of the amount of the Eligible Inventory on such day.

            "Investor Certificate" shall have the meaning provided in the Accounts Receivable Pooling and Servicing Agreement.

            "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall have the meaning provided in the first paragraph of this Agreement.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.4(c) or (ii) a Lender having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.1(a), 1.1(c) or 2.4(c), whether or not as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

            "Letter of Credit" shall have the meaning provided in Section
2.1(a).

            "Letter of Credit Fees" shall have the meaning provided in Section 3.1(b).

            "Letter of Credit Issuer" shall mean BTCo and any other Lender which, at the request of the Borrower and with the consent of the Agent, agrees in such Lender's sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.2(a).

            "Letter of Credit Sublimit" shall mean $2,000,000.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

            "Loan" shall mean each Revolving Loan, each Term Loan and each Swingline Loan.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.1(c).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings,

WR Acquisition, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

            "Maturity Date" shall mean July 17, 2000; provided that the Borrower shall have the option to extend the Maturity Date for one three-month period if
(A) at least 30 days prior to the then effective Maturity Date, the Borrower delivers to the Agent, with a copy for each Lender, a revised budget covering the three-month period commencing on the then effective Maturity Date, in form and substance reasonably satisfactory to the Agent and the Required Revolving Lenders, (B) on the then effective Maturity Date, no Default or Event of Default shall have occurred and be continuing, (C) the Borrower shall have filed a motion in the Cases pursuant to Section 363 of the Bankruptcy Code seeking approval of the process for the Williamhouse Sale, which motion shall be in form and substance reasonably satisfactory to the Agent and the Required Revolving Lenders and (D) at least five days prior to the then effective Maturity Date, Sections 8.10 and 8.11 of this Agreement shall have been amended in a manner reasonably satisfactory to the Agent and the Required Revolving Lenders; provided, further that the Borrower shall have the option to extend the Maturity date for one additional three-month period if (A) at least 30 days prior to the then effective Maturity Date, the Borrower delivers to the Agent, with a copy for each Lender, a revised budget covering the three-month period commencing on the then effective Maturity Date, in form and substance reasonably satisfactory to the Agent and the Required Revolving Lenders, (B) on or before the then effective Maturity Date, either (i) the Borrower delivers to the Agent, with a copy for each Lender, a disclosure statement and a Reorganization Plan for the Credit Parties which has been filed with the Bankruptcy Court, reflects the agreement of the Credit Parties with their creditors and is in form and substance reasonably satisfactory to the Agent and the Required Revolving Lenders or (ii) the Agent and the Required Revolving Lenders shall be satisfied, in their sole discretion, with the progress of the Borrower's efforts to consummate the Williamhouse Sale, (C) on or before the then effective Maturity Date, the Agent and the Required Revolving Lenders are satisfied with the progress of the Cases, (D) on the then effective Maturity Date, no Default or Event of Default shall have occurred and be continuing and (E) at least five days prior to the then effective Maturity Date, Sections 8.10 and 8.11 of this Agreement shall have been amended in a manner reasonably satisfactory to the Agent and the Required Revolving Lenders. If the Borrower notifies the Agent in writing that it desires to extend the Maturity Date for a second three-month period as provided above, the Agent shall, not later than ten days prior to the then effective Maturity Date, notify the Borrower if such additional three month extension will be granted.

            "Maximum Swingline Amount" shall mean (i) $20,000,000 from the Effective Date through and including January 29, 2000 and (ii) $5,000,000 thereafter.

            "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000 and (ii) for Swingline Loans, $250,000.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property, each as amended, supplemented or otherwise modified from time to time.

            "Mortgaged Property" shall mean each parcel of Real Property owned or leased by any Credit Party which is encumbered by a Mortgage.

            "Mortgage Policies" shall have the meaning provided in the Existing Credit Agreement as in effect on the date hereof.

            "Mortgaged Properties" shall have the meaning provided in the Existing Credit Agreement as in effect on the date hereof.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans and the Existing Credit Agreement Debt required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

            "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

            "Note" shall mean each Revolving Note, each Term Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.3(a).

            "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006 or such other office as the Agent may designate to Holdings, the Borrower and the Lenders from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Lender pursuant to the terms of the Existing Credit Agreement, this Agreement or any other Credit Document and all obligations and liabilities of the Credit Parties to BTCo in connection with the bank accounts and cash management system of the Credit Parties.

            "Orders" shall mean the Interim Order and the Final Order.

            "Other Revolving Exposure" shall mean all Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit or Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time.

            "Parent Guarantor" shall mean and include each of Holdings and WR Acquisition.

            "Parents Guaranty" shall mean the guaranty of the Parent Guarantors pursuant to Section 13.

            "Participant" shall have the meaning provided in Section 2.4(a).

            "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to Holdings, the Borrower and the Lenders from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" shall mean, at any time for each Lender, the percentage obtained by dividing such Lender's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect, provided, that if the Total Revolving Loan Commitment has been terminated, the Percentage of each Lender shall be determined by dividing such Lender's Revolving Loan Commitment as in effect immediately prior to such termination by the Total Revolving Loan Commitment as in effect immediately prior to such termination.

            "Permitted Covenant" shall mean (i) any periodic reporting covenant,
(ii) any covenant restricting payments by Holdings with respect to any securities of Holdings which are junior to the Permitted Holdings PIK Securities, (iii) any covenant the default of which can only result in an increase in the amount of any redemption price, repayment amount, dividend rate or interest rate, (iv) any covenant the default of which gives rise only to rights or remedies which are subject to subordination terms reasonably acceptable to the Agent, (v) any covenant providing board observance rights with respect to Holdings' board of directors and (vi) any other covenant that does not adversely affect the interests of the Lenders (as reasonably determined by the Agent).

            "Permitted Discretion" shall mean the Agent's judgment exercised in good faith based upon its consideration of any factor which the Agent believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of the Collateral Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Agent or the Collateral Agent by any Person on behalf of the Credit Parties is incomplete, inaccurate or misleading in any material respect; or (iii) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Agent may rely on independent advisors and professionals retained by the Agent to verify whether the assumptions made prior to the Effective Date relating to the value of Accounts and Inventory are supported by the current information and data. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Credit Parties' industry and general macroeconomic conditions,
(ii) changes in collection history and dilution with respect to the Accounts,
(iii) changes in demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Accounts and Inventory, and (v) any other factors that change the credit risk of lending to the Credit Parties on the security of the Accounts and Inventory. The burden of establishing lack of good faith hereunder shall be on the Credit Parties.

            "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found reasonably acceptable by the Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments not yet delinquent, and (v) such other similar items as the Agent may consent to (such consent not to be unreasonably withheld).

            "Permitted Holdings PIK Securities" shall mean any preferred stock or subordinated promissory note of Holdings (or any security of Holdings that is convertible or exchangeable into any preferred stock or subordinated promissory note of Holdings), so long as the terms of any such preferred stock, subordinated promissory note or security of Holdings (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by any Subsidiary of Holdings, (iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the sixth anniversary of the Initial Borrowing Date, (iv) do not require the cash payment of dividends or interest before the sixth anniversary of the Initial Borrowing Date, (v) do not contain any covenants other than any Permitted Covenant, (vi) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving Holdings and (vii) are otherwise reasonably satisfactory to the Agent.

            "Permitted Liens" shall have the meaning provided in Section 8.3.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Petition Date" shall mean January 10, 2000.

            "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which Holdings, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section
5.1(j).

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Pledged Securities" shall mean all the Pledged Securities as defined the Pledge Agreement.

            "Postpetition Obligations" shall mean all Obligations other than the Prepetition Obligations.

            "Prepetition Agent" shall mean Bankers Trust Company in its capacity as agent under the Existing Credit Agreement.

            "Prepetition Collateral" shall mean all property and assets of the Credit Parties securing the Prepetition Obligations.

            "Prepetition Obligations" shall have the meaning provided in the recitals hereto.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Projections" shall have the meaning provided in Section 5.1(i).

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Receivables Entity" shall mean Notepad Funding Corporation, a Delaware corporation.

            "Receivables Purchase Money Note" shall mean those purchase money notes issued by the Receivables Entity to the Designated Credit Parties pursuant to the terms of the Accounts Receivable Facility Documents.

            "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.3.

            "Register" shall have the meaning provided in Section 7.12.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Reorganization Plan" shall mean a plan of reorganization in the Cases.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Required Lenders" shall mean collectively (and not individually) Non-Defaulting Lenders the sum of whose Revolving Loan Commitments and Term Loan Commitments (or, if after the Total Revolving Loan Commitment and the Total Term Loan Commitment have been terminated, outstanding Revolving Loans, Term Loans, Term Loan Percentages of Existing Letter of Credit Outstandings and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the Total Revolving Loan Commitment and the Total Term Loan Commitment less the aggregate Revolving Loan Commitments and Term Loan Commitments of Defaulting Lenders (or, if after the Total Revolving Loan Commitment and the Total Term Loan Commitment have been terminated, the total outstanding Revolving Loans and Term Loans of Non-Defaulting Lenders, the aggregate Term Loan Percentages of all Non-Defaulting Lenders of the Existing Letter of Credit Outstandings at such time and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time). Prior to the Term Loan Effective Date, the determination of Required Lenders shall include each Lender's interest in the Prepetition Indebtedness instead of each Lender's interest in the Term Loan Commitments, Term Loans and Existing Letters of Credit.

            "Required Revolving Lenders" shall mean collectively (and not individually) Non-Defaulting Lenders the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and

Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Lenders (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Required Term Lenders" shall mean collectively (and not individually) Non-Defaulting Lenders the sum of whose Term Loan Commitments (or, if after the Total Term Loan Commitment has been terminated, outstanding Term Loans and Term Loan Percentages of Existing Letter of Credit Outstandings) constitute greater than 50% of the Total Term Loan Commitment less the aggregate Term Loan Commitments of Defaulting Lenders (or, if after the Total Term Loan Commitment has been terminated, the total outstanding Term Loans of Non-Defaulting Lenders and the aggregate Term Loan Percentages of all Non-Defaulting Lenders of the Existing Letter of Credit Outstandings at such time).

            "Restructuring Charges" shall mean restructuring charges taken by Holdings and its Subsidiaries relating to plant rationalization, provided that such restructuring charges shall only constitute Restructuring Charges hereunder if taken on or after January 15, 2000 and on or before June 30, 2000, and the aggregate amount of Restructuring Charges shall not exceed $8,000,000.

            "Retention Payments" shall have the meaning provided in Section 4.2(d).

            "Returns" shall have the meaning provided in Section 6.22.

            "Revolving Lender" shall mean a Lender that has a Revolving Loan Commitment or has made Revolving Loans.

            "Revolving Loan" shall have the meaning provided in Section 1.1(a).

            "Revolving Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.2, Section 3.3 and/or Section 9.

            "Revolving Note" shall have the meaning provided in Section 1.5(a).

            "Revolving Obligations" shall mean all Obligations in respect of the Revolving Loans and the Letters of Credit.

            "Sale Proposal" shall have the meaning provided in Section 5.1(w).

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Section 4.4(b)(ii) Certificate" shall have the meaning provided in
Section 4.4(b)(ii).

            "Secured Creditors" shall have the meaning provided in the Security Documents.

            "Securities Account" shall have the meaning provided in Section 8-501 of the New York UCC.

            "Security Agreement" shall have the meaning provided in Section 5.1(k).

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, the Blocked Account Agreement, the Concentration Account Agreement, each Mortgage and each Additional Security Document, if any.

            "Senior Subordinated Note Documents" shall mean and include the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees, as in effect on the Initial Borrowing Date, and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

            "Senior Subordinated Note Guarantees" shall mean the guarantees issued by the Subsidiaries of the Borrower pursuant to (or contained in) the Senior Subordinated Note Indenture.

            "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of December 1, 1995, by and between the Borrower and IBJ Schroder Bank & Trust Company, as trustee thereunder, as in effect on the Initial Borrowing Date, and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

            "Senior Subordinated Notes" shall mean the Borrower's 13% Senior Subordinated Notes due 2005, as in effect on the Initial Borrowing Date, and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof (it being understood that all references herein to the Senior Subordinated Notes shall be a reference to the Senior Subordinated Notes issued under the Senior

Subordinated Note Indenture and outstanding on the Initial Borrowing Date as the same may be exchanged into the Series B Senior Subordinated Notes pursuant to, and in accordance with the provisions of, the Senior Subordinated Note Indenture).

            "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by WR Acquisition or any of its Subsidiaries) in the form of Exhibit M.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

            "Stated Amount" of each Letter of Credit and Existing Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower listed on Annex VI, including without limitation, the Additional Subsidiaries.

            "Subsidiary Guaranty" shall have the meaning provided in Section 5.1(l).

            "Super-priority Claim" shall mean a claim against the Borrower or any Guarantor in any of the Cases which is an administrative expense having priority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section 1.1(b).

            "Swingline Note" shall have the meaning provided in Section 1.5(a).

            "Tax Agreements" shall have the meaning provided in Section 5.1(f).

            "Taxes" shall have the meaning provided in Section 4.4.

            "Termination Date" shall mean the earliest to occur of (i) the Maturity Date, (ii) the effective date of a Reorganization Plan confirmed by the Bankruptcy Court pursuant to the Confirmation Order, or (iii) the termination of the Total Revolving Loan Commitment upon the occurrence of an Event of Default or otherwise in accordance with the terms hereof.

            "Term Lender" shall mean a Lender that has a Term Loan Commitment or has made Term Loans. Prior to the Term Loan Effective Date, there shall be deemed to be no Term Lenders.

            "Term Loan" shall have the meaning provided in Section 1.1(e).

            "Term Loan Commitment" shall mean, on and after the Term Loan Effective Date, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "Term Loan Commitment." Prior to the Term Loan Effective Date, no Lender shall have a Term Loan Commitment.

            "Term Loan Effective Date" shall mean the date on which the conditions precedent in Section 5.3 are satisfied.

            "Term Loan Interest Payment Date" shall mean the earliest to occur of (i) the effective date of a Reorganization Plan confirmed by the Bankruptcy Court pursuant to the Confirmation Order, (ii) the consummation of the Williamhouse Sale and (iii) the Maturity Date.

            "Term Loan Percentage" shall mean, at any time for each Lender, the percentage obtained by dividing such Lender's Term Loan Commitment at such time by the Total Term Loan Commitment then in effect, provided, that if the Total Term Loan Commitment has been terminated, the Term Loan Percentage of each Lender shall be determined by dividing such Lender's Term Loan Commitment as in effect immediately prior to such termination by the Total Term Loan Commitment as in effect immediately prior to such termination.

            "Term Note" shall have the meaning provided in Section 1.5(a).

            "Termination Date" shall mean the earliest to occur of (i) the Maturity Date, (ii) the effective date of a Reorganization Plan confirmed by the Bankruptcy Court pursuant to the Confirmation Order, or (iii) the termination of the Total

Revolving Loan Commitment upon the occurrence of an Event of Default or otherwise in accordance with the terms hereof.

            "Total Commitment" shall mean, at any time, the sum of the Total Revolving Loan Commitment and the Total Term Loan Commitment at such time.

            "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Lenders.

            "Total Revolving Outstandings" shall mean, at any time, the sum of
(i) the aggregate principal amount of all Revolving Loans outstanding at such time, (ii) the aggregate principal amount of all Swingline Loans outstanding at such time and (iii) the aggregate amount of all Letter of Credit Outstandings at such time.

            "Total Term Loan Commitment" shall mean, on and after the Term Loan Effective Date, the sum of the Term Loan Commitments of each of the Lenders. Prior to the Term Loan Effective Date, the Total Term Loan Commitment shall be zero.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "Unpaid Drawing" shall have the meaning provided in Section 2.3(a).

            "Unutilized Revolving Loan Commitment" with respect to any Lender at any time shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender and (ii) such Lender's Percentage of the Letter of Credit Outstandings at such time.

            "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

            "Variance Report" shall mean the report to be delivered by Holdings to the Agent on a weekly basis (commencing one week after the Effective Date) reflecting the actual cash receipts and disbursements (on a line item basis) for the preceding week (and on a cumulative basis since the Effective Date) and the percentage variance of such amounts from those set forth on the Budget for the preceding week (and cumulatively).

            "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Williamhouse Sale" shall mean the sale of all or substantially all of the assets of the Williamhouse division of the Credit Parties.

            "WR Acquisition" shall have the meaning provided in the first paragraph of this Agreement.

            "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

            "Y2K Compliance Plan" shall mean the Y2K compliance plan of the Borrower delivered to the Agent pursuant to Section 5.1(r).

            SECTION 11.  The Agent.

            11.1 Appointment. Each Lender hereby irrevocably designates and appoints BTCo as Agent of such Lender (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein, in the other Credit Documents and in the Orders, and each such Lender hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and the Orders and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, the other Credit Documents and the Orders, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this
Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, in any other Credit Document or in the Orders, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, in the other Credit Documents, or in the Orders or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Credit Documents or the Orders or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Lenders, and none of Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

            11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement, any other Credit Document or the Orders by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by
Section 11.3.

            11.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with this Agreement, the other Credit Documents or the Orders (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of Holdings or any of its Subsidiaries to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

            11.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Credit Document or the Orders unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Credit Documents and the Orders in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actually received notice from a Lender, Holdings, WR Acquisition or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            11.6 Nonreliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            11.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement, any other Credit Document, the Orders, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided, that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. To the extent any Lender would be required to indemnify the Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this Section 11.7 over the aggregate amount such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.7 shall survive the payment of all Obligations.

            11.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity. The parties hereto acknowledge that BTCo is the agent under the Existing Credit Agreement. In acting under this Agreement and the other Credit Documents, the Agent may consider the interests of the Existing Lenders with respect to the Existing Credit Agreement.

            11.9 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.10 Resignation of the Agent; Successor Agent. The Agent may resign as the Agent upon 30 days' notice to the Lenders. Upon the resignation of the Agent, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld, provided that such approval shall not be required if an Event of Default then exists), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            11.11 No Duties of Arranger or Syndication Agent. Neither the Arranger nor the Syndication Agent shall have any duties, obligations or liabilities hereunder or under any other Credit Document.

            SECTION 12.  Miscellaneous.

            12.1 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Lenders (including, without limitation, the reasonable fees and disbursements of counsel to the Agent and each Lender and professionals engaged by the Agent and the Lenders) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, the consummation and administration of the transactions contemplated hereby and thereby and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent, each Letter of Credit Issuer and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent, for each Letter of Credit Issuer and for each of the Lenders); (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; (iv) pay all reasonable expenses of the Agent and each Lender related to this Agreement and the other Credit Documents in connection with the Cases (including, without limitation, the ongoing monitoring by the Agent and each Lender of the Cases, including attendance by the Agent, each Lender and their respective counsel at hearings or other proceedings and the ongoing review of documents filed with the Bankruptcy Court); and (v) indemnify the Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, the Collateral Agent, any Letter of Credit Issuer, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

            12.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent, each Letter of Credit Issuer and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, and without further order of or application to the Bankruptcy Court, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent, such Letter of Credit Issuer or such Lender (including, without limitation, by branches and agencies of the Agent, such Letter of Credit Issuer and such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations of Holdings or any of its Subsidiaries to the Agent, such Letter of Credit Issuer or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings or any of its Subsidiaries purchased by such Lender pursuant to Section 12.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Agent, such Letter of Credit Issuer or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured; provided, however, that in accordance with the terms of the Orders, the Agent and the Lenders may exercise the rights described in this Section 12.2 only after providing three Business Days' prior written notice to the Borrower, the United States Trustee and any statutory committee appointed in the Cases. Notwithstanding anything to the contrary contained in this Section 12.2, no Lender shall exercise any such right of set-off without the prior consent of the Agent or the Required Lenders so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Letter of Credit Issuers and the Lenders and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

            12.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to the Agent or any Lender, at its address specified for the Agent or such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

            12.4  Benefit of Agreement.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Section 12.4(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment or the Total Term Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating and, provided further, that no Lender shall transfer, assign or grant participations in any interest in such Lender's Revolving Loans or Revolving Loan Commitment to any Person without a simultaneous transfer, assignment or grant of a participation in a pro rata amount of such Lender's Term Loans and Term Loan Commitment to such Person. In the case of any such participation, the participant shall not have any rights under this Agreement, any of the other Credit Documents, the Interim Order or the Final Order (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $2,500,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) the assigning Lender shall advise the assignee that the Borrower shall not be obligated to execute replacement Notes and shall add a legend to any of its Notes which evidence all or any part of the Loans assigned to the effect that rights thereunder have been assigned, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.4(b) (which consent shall not be unreasonably withheld), (iv) at the time of any assignment of Revolving Loan Commitments (or related Obligations) pursuant to clause (y) of this Section 12.4(b), the assigning Lender shall either (A) simultaneously assign a pro rata share of the Prepetition Obligations (or, as appropriate, the Term Loans) to the same assignee or (B) the assigning Lender shall give all Lenders which have both Revolving Loans and Prepetition Obligations (or, as appropriate, Term Loans) an opportunity to purchase its Revolving Loan Commitments (and related Obligations) on the same terms as the proposed assignment and (v) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 7.12 and, provided further, that after giving effect to such assignment, the sum of the Commitments and the outstanding Loans of such assigning Lender shall not be less than $2,500,000. The Agent will give the Borrower notice of each such assignment after it is consummated. To the extent of any assignment pursuant to this Section 12.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 12.4(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.4(b)(ii) Certificate) described in Section 4.4(b). To the extent that an assignment of all or any portion of a Lender's Revolving Loan Commitment and related outstanding

Obligations pursuant to Section 1.13 or this Section 12.4(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.5 or 4.4 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

            12.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            12.6  Payments Pro Rata.

                  (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            12.7  Calculations; Computations.

                  (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Lenders); provided, that except as otherwise specifically provided herein, all computations determining compliance with Sections 3.3 and 8, including definitions used therein, shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1998 financial statements delivered to the Lenders pursuant to Section 6.10(a).

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

            12.8  Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.3, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            12.9 Counterparts, etc. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent. This Agreement may be executed and delivered by telecopier with the same force and effect as if the same were manually executed and delivered.

            12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) Holdings, WR Acquisition, the Borrower, the Agent and each of the Revolving Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Revolving Lenders, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it and (ii) the Interim Order shall have been entered and shall be in full force and effect. The Agent will give Holdings, WR Acquisition, the Borrower and each Revolving Lender prompt written notice of the occurrence of the Effective Date.

            12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12 Amendment or Waiver; etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Revolving Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Existing Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of
Section 9.5(j) or this Section 12.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Commitments are included on the Effective Date), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) modify the provisions of the Orders with respect to the priority of claims thereunder or modify the Super-priority Claim status of the Lenders in respect of any Lender's Loans, extensions of credit hereunder, Existing Letters of Credit or Letters of Credit or (vii) amend, waive or modify any provision of the Credit Documents that expressly provides for the consent of all Lenders; provided further, that no such change, waiver, discharge or termination shall, without the consent of all Revolving Lenders (other than a Defaulting Lender) (i) amend, modify or waive any provision of this Agreement that expressly provides for the consent of all of the Revolving Lenders, (ii) amend the definition of "Required Revolving Lenders", (iii) extend the time for repayment (including final maturity) of any principal amount of the Revolving Loans or increase the Total Revolving Loan Commitment, (iv) increase the advance rate from that set forth in the definition of "Accounts Borrowing Base" or "Inventory Borrowing Base," or (v) amend, modify or waive any provision that expressly provides for the consent of all Revolving Lenders, provided further that no such change, waiver, discharge or termination shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the

Total Revolving Loan Commitment or the Total Term Loan Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), provided further, that no such change, waiver, discharge or termination shall, without the consent of the Required Lenders, modify the second sentence of Section 4.2(d) or any provision of Section 8.26, provided further, that no such change, waiver, discharge or termination shall, without the consent of all Term Lenders (other than a Defaulting Lender), modify any provision of Section 5.3, provided further that no such change, waiver, discharge or termination shall (x) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (y) without the consent of the Agent, amend, modify or waive any provision of Section 11 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 2.5, 4.4, 11.7 or 12.1, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            12.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, that the Borrower shall not be responsible for costs arising under Section 1.10, 2.5 or 4.4 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

            12.15  Confidentiality.

                  (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings, WR Acquisition, the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; provided, that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (y) in connection with any request or requirement of any such regulatory body or (z) in connection with the Cases, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided, that such prospective transferee agrees to be bound by this Section 12.15 to the same extent as such Lender.

                  (b) Each of Holdings, WR Acquisition and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Lender.

            12.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            12.17 Absence of Prejudice to the Existing Lenders with Respect to Matters Before the Bankruptcy Court. Each of the Credit Parties acknowledges that the Bankruptcy Code and Bankruptcy Rules require it to seek Bankruptcy Court authorization for certain matters that may also be addressed in this Agreement. None of the Credit Parties will (a) mention in any pleading or argument before the Bankruptcy Court in support of, or in any way relating to, a position that Bankruptcy Court authorization should be granted on the ground that such authorization is permitted by this Agreement (unless a Person opposing any such pleading or argument relies on this Agreement to assert or question the propriety of such) or (b) in any way attempt to support a position before the Bankruptcy Court based on the provisions of this Agreement. The Agent or any Lender, in its capacity as the Prepetition Agent or an Existing Lender, respectively, shall be free to bring, oppose or support any matter before the Bankruptcy Court no matter how treated in this Agreement, and the fact that the Agent is also the Prepetition Agent and any Lender is also an Existing Lender shall in no way prejudice the rights of the Agent or any Existing Lender under the Existing Credit Agreement or hereunder.

            12.18  [Intentionally Omitted].

            12.19 Application of Proceeds; Priority of Revolving Loans and Letter of Credit Outstandings.

                  (a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, (i) if the Agent takes action under
Section 9 upon the occurrence and during the continuance of an Event of Default, any payment by the Borrower or any Guarantor on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied as follows: first, to the payment in full of all costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Agent or any of the Lenders in connection with any such realization upon the Collateral, second, as a permanent reduction of the Revolving Loan Commitments, pro rata to the payment in full of the Revolving Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), third, as a permanent reduction of the Revolving Loan Commitments, to the payments in full of Letter of Credit Outstandings constituting unreimbursed drawings under any Letter of Credit, fourth, as a permanent reduction of the Revolving Loan Commitments, to cash collateralize Letters of Credit in an amount equal to 105% of the aggregate amount of all Letter of Credit Outstandings constituting undrawn Letters of Credit, fifth, if the Term Loan Effective Date has occurred, to the payment in full of the principal of and interest on the Term Loans (including any accrued and unpaid interest thereon and any fees and other Obligations in respect thereof), sixth, if the Term Loan Effective Date has occurred, to pay unreimbursed drawings under any Existing Letter of Credit, seventh, if the Term Loan Effective Date has occurred, to cash collateralize Existing Letters of Credit in an amount equal to 105% of the aggregate undrawn face amount of Existing Letters of Credit, eighth, to the payment in full of any remaining Obligations, provided that if any payments or distributions are received prior to the Term Loan Effective Date, then such payments or distribution shall be applied pursuant to this clause eighth to the payment in full of the Prepetition Obligations after application of such payments or distributions to the remaining Postpetition Obligations, and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Borrower or any Guarantor or otherwise in a manner inconsistent with clause (i) of this Section 12.19(a) shall be held in trust and paid over or delivered to the Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

                  (b) It is understood that the Borrower and the Guarantors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

            12.20 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Orders or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including attorney's fees, and the amounts thereof shall be included in such judgment.

            12.21 Discontinuance of Proceedings. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have determined adversely to the Agent, then and in every such case the Borrower, the Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Agent and the Lenders shall continue as if no such proceeding had been instituted.

            12.22 Existing Credit Agreement. The Credit Parties hereby acknowledge that (a) they are truly and justly indebted to the Existing Lenders for the Existing Lender Debt in the aggregate principal amount of $264,473,176.27 (including $11,823,176.23 in undrawn Existing Letters of Credit) plus accrued and unpaid interest, fees and expenses, without defense, counterclaim or offset of any kind and (b) the Existing Lender Debt is secured by valid, perfected and enforceable Liens on substantially all of the assets of the Credit Parties.

            12.23 Addition of Term Lenders. The parties hereto acknowledge that no Term Lender shall be a party to this Agreement as of the Effective Date. The parties hereto agree that, on the Term Loan Effective Date and without the need to obtain the consent of any party hereto, the Term Lenders will become parties hereto by executing and delivering a counterpart of this Agreement with Term Loan Commitments in the amounts set forth on Annex I and the Agent may amend Annex I to reflect the Term Loan Commitments of the Term Lenders as of the Term Loan Effective Date (it being understood that the Total Term Loan Commitment shall be equal to the Existing Lender Debt). Notwithstanding anything to the contrary set forth herein, no Term Lender shall be deemed to be a Lender unless and until the conditions set forth in Section 5.3 have been satisfied.

            SECTION 13.  Parent's Guaranty.

            13.1 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Parent Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Parent Guarantor hereby agrees with the Lenders as follows: Each Parent Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, each Parent Guarantor, jointly and severally, and unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, together with any and all expenses (including reasonable legal fees and expenses) which may be incurred by the Guaranteed Creditors in collecting or enforcing any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Parent Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower, and each Parent Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guaranty of payment and not of collection.

            13.2  Nature of Liability.

                  (a) The liability of each Parent Guarantor hereunder is joint and several and exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Parent Guarantor, any other Parent Guarantor, any other guarantor or by any other party, and the liability of each Parent Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  (b) It is the desire and intent of each Parent Guarantor and the Guaranteed Creditors that this Guaranty shall be enforced against each Parent Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Parent Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Parent Guarantor shall be deemed to be reduced and such Parent Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

            13.3 Independent Obligation. The obligations of each Parent Guarantor hereunder are independent of the obligations of any other Parent Guarantor, any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against each Parent Guarantor whether or not action is brought against any other Parent Guarantor, any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Each Parent Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to any Parent Guarantor.

            13.4 Authorization. Each Parent Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Parent Guarantor from its liabilities under this Guaranty.

            13.5 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            13.6 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to any Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to any Parent Guarantor shall be collected, enforced and received by such Parent Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Parent Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Parent Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Parent Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            13.7  Waiver.

                  (a) Each Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other Parent Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Parent Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Parent Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other Parent Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against the Borrower or any other party or any security.

                  (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Parent Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Parent Guarantor of information known to them regarding such circumstances or risks.

                  (c) Each Parent Guarantor understands, is aware and hereby acknowledges that to the extent the Guaranteed Obligations are secured by real property located in the State of California, such Parent Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Parent Guarantor's or any Guaranteed Creditor's right to proceed against any Credit Party. Each Parent Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor's obligation in proportion to the principal obligation. Each Parent Guarantor hereby waives all rights and benefits under Section 580a of the California Code of Civil Procedure purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee's sale under a deed of trust and all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation. Each Parent Guarantor further understands, is aware and hereby acknowledges that if the Guaranteed Creditors elect to nonjudicially foreclose on any real property security located in the State of California any right of subrogation of such Parent Guarantor against the Guaranteed Creditors may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, such Parent Guarantor may have a defense to a deficiency judgment arising out of the operation of (i) Section 580d of the California Code of Civil Procedure which states that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and (ii) related principles of estoppel. To the fullest extent permitted by law, each Parent Guarantor waives all rights and benefits and any defense arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against any Credit Party or any other party or any security. In addition, each Parent Guarantor hereby waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Parent Guarantor under Section 726 of the California Code of Civil Procedure and all rights and benefits which might otherwise be available to such Parent Guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and
3433.

                  (d) Each Parent Guarantor hereby further waives (to the fullest extent permitted by applicable law): (1) all rights and defenses arising out of an election of remedies by the

Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Parent Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (2) such Parent Guarantor's rights of subrogation and reimbursement and any other rights and defenses available to such Parent Guarantor by reason of the California Civil Code Sections 2787 to 2855, inclusive, including, without limitation, (i) any defenses such Parent Guarantor may have to the Guaranteed Obligations by reason of an election of remedies by the Guaranteed Creditors and (ii) any rights or defenses such Parent Guarantor may have by reason of protection afforded to the principal borrower with respect to the obligation so guaranteed pursuant to the antideficiency or other laws of the State of California limiting or discharging the borrower's indebtedness, including, without limitation, California Code of Civil Procedure Sections 580a, 580b, 580d or 726.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


AMERICAN PAD & PAPER COMPANY, as Debtor
and Debtor-in-Possession

By: /s/ James W. Swent III
   --------------------------------
   Name: James W. Swent III
   Title: Chief Executive Officer

WR ACQUISITION, INC., as Debtor and
Debtor-in-Possession

By: /s/ James W. Swent III
   --------------------------------
   Name: James W. Swent III
   Title: Chief Executive Officer


AMERICAN PAD & PAPER COMPANY OF DELAWARE,
INC., as Debtor and Debtor-in-Possession

By: /s/ James W. Swent III
   --------------------------------
   Name: James W. Swent III
   Title: Chief Executive Officer

AP&P MANUFACTURING, INC., as Debtor and
Debtor-in-Possession

By: /s/ James W. Swent III
   --------------------------------
   Name: James W. Swent III
   Title: Chief Executive Officer

AMERICAN PAD & PAPER SALES COMPANY, INC., as Debtor and Debtor-in-Possession

By: /s/ James W. Swent III
   --------------------------------
   Name: James W. Swent III
   Title: Chief Executive Officer

AMERICAN PAD AND PAPER FOREIGN SALES
CORPORATION, as Debtor and
Debtor-in-Possession

By: /s/ James W. Swent III
   --------------------------------
   Name: James W. Swent III
   Title: Chief Executive Officer


AP&P FINANCING COMPANY, INC., as Debtor
and Debtor-in-Possession

By: /s/ James W. Swent III
   --------------------------------
   Name: James W. Swent III
   Title: Chief Executive Officer

BANKERS TRUST COMPANY,
as Agent

By: /s/ Robert P. Tinari
   --------------------------------
   Name: Robert P. Tinari
   Title: Managing Director

BANKERS TRUST COMPANY


By: /s/ Robert P. Tinari
   --------------------------------
   Name: Robert P. Tinari
   Title: Managing Director

BANK OF AMERICA, N.A.

By: /s/ Edward Harmon
   --------------------------------
   Name: Edward Harmon
   Title: Assistant Vice President

BANK OF SCOTLAND

By:  /s/ Annie Glynn
   --------------------------------
   Name: Annie Glynn
   Title: Senior Vice President

BANK ONE TEXAS, N.A.

By: /s/ Randall B. Durant
   --------------------------------
   Name: Randall B. Durant
   Title: First Vice President

CARL MARKS MANAGEMENT COMPANY, L.P.

By: /s/ Andrew M. Boas
   --------------------------------
   Name: Andrew M. Boas
   Title: General Partner

CIBC INC.

By: /s/ Ronald Spitzer
   --------------------------------
   Name: Ronald Spitzer
   Title: Agent

CITIBANK, N.A.

By: /s/ Carlton B. Klein
   --------------------------------
   Name: Carlton B. Klein
   Title: Managing Director

ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG

By: /s/ Anca Trifan
   --------------------------------
   Name: Anca Trifan
   Title: Vice President

By: /s/ John S. Runion
   --------------------------------
   Name: John S. Runion
   Title: First Vice President

FIRST UNION NATIONAL BANK, as Syndication Agent and a Lender

By: /s/ Jill W. Akre
   --------------------------------
   Name: Jill W. Akre
   Title: Vice President and
          Director

GUARANTY BUSINESS CREDIT CORPORATION, dba Fidelity Funding

By: /s/ Michael D. Haddad
   --------------------------------
   Name: Michael D. Haddad
   Title: President and Chief

          Executive Officer

HCM OFFSHORE TRUST

By: /s/ Michael E. Lewitt
   --------------------------------
   Name: Michael E. Lewitt
   Title: Authorized Signatory

LEHMAN COMMERCIAL PAPER INC.

By: /s/ Jeffrey D. Tuck
   --------------------------------
   Name: Jeffrey D. Tuck
   Title: Authorized Signatory

PAM CAPITAL FUNDING, L.P.

By: Highland Capital Management,
    L.P., as Collateral Manager

By: /s/ Mark K. Okada
   --------------------------------
   Name: Mark K. Okada
   Title: Executive Vice President

TRI-LINKS INVESTMENT TRUST

By: Wilmington Trust Company,
    solely in its capacity as Owner Trustee

By: /s/ David A. Vanaskey, Jr.
   --------------------------------
   Name: David A. Vanaskey, Jr.
   Title: Vice President

                                                                         ANNEX I

                         LIST OF LENDERS AND COMMITMENTS

Lender                                     Revolving              Term Loan
------                                       Loan                 Commitment
                                          Commitment            (after the Term
                                          ----------            Loan Effective
                                                                     Date)
                                                                ---------------
Bankers Trust Company                       $6,500,000          $26,549,723.52
Bank of America, N.A.                        3,000,000            4,439,843.19
Bank of Scotland                             3,250,000           13,223,658.81
Bank One Texas, N.A.                         6,500,000           26,447,317.63
Carl Marks Management                        4,000,000           16,238,148.28
Co., L.P.
CIBC, Inc.                                   3,250,000           10,899,500.59
Citibank, N.A.                               4,000,000           16,954,778.71
Erste Bank Der                               1,000,000            4,407,885.27
Oesterreichischen
Sparkassen AG
First Union National Bank                   15,000,000           18,883,695.39
Guaranty Business                            9,500,000
Credit Corporation
Guaranty Federal Bank,                                           17,631,546.08
F.S.B.
HCM Offshore Trust                           1,000,000            4,007,169.33
Lehman Commercial Paper                      3,000,000            4,897,651.41
Pam Capital Funding, L.P.                    3,000,000           12,422,224.95
Tri-Links Investment Trust                   2,000,000            4,808,603.20
BankBoston, N.A.                                                 18,432,078.86
Chase Securities, Inc.                                           12,430,239.28
Christiania Bank og                                               8,816,772.55
Kreditkasse
Franklin Mutual Advisers,                                         7,693,785.14
LLC
ING Barings (U.S.) Capital                                        1,745,344.85
LLC
Contrarian Capital                                                6,732,044.49
Management LLC
Resurgence Asset                                                  4,407,888.27
Management, L.L.C.
Societe Generale                                                 17,631,545.08
Tribeca Distressed                                                5,823,762.79
Securities, LLC
                                           -----------         ---------------
Total:                                     $65,000,000         $264,473,176.27

                                                                        ANNEX II
                                                                        --------

                                LENDER ADDRESSES
                                ----------------

                                                                       ANNEX III
                                                                       ---------

                                  BANK ACCOUNTS
                                  -------------

                                                                        ANNEX IV
                                                                        --------

                                 REAL PROPERTIES
                                 ---------------

                                                                         ANNEX V
                                                                         -------

                              EXISTING INVESTMENTS
                              --------------------

                                                                        ANNEX VI
                                                                        --------

                                  SUBSIDIARIES
                                  ------------

                                                                       ANNEX VII
                                                                       ---------

                              EXISTING INDEBTEDNESS
                              ---------------------

                                                                      ANNEX VIII
                                                                      ----------

                           EXISTING LETTERS OF CREDIT
                           --------------------------

                                                       ANNEX IX
                                                       --------

     EXISTING LIENS

Filing       Debtor     Secured Party      File        Original    Description
Location     ------     -------------      Number      File Date   of Collateral
--------                                   ------      ---------   -------------

                                                                         ANNEX X
                                                                         -------

                               EXISTING LITIGATION
                               -------------------